                                                                    Exhibit 10.1


                     LIMITED LIABILITY PARTNERSHIP AGREEMENT

         THIS LIMITED LIABILITY PARTNERSHIP AGREEMENT ("THIS AGREEMENT") of KPJV, LLP, a Delaware limited liability partnership ("THE PARTNERSHIP") is entered into as of the 14th day of February, 2003 ("THE INITIAL FUNDING DATE"), but is intended to be effective between the parties as of the Formation Date (as defined below), by and between Keystone KPJV, LP, a Delaware limited partnership ("SPONSOR PARTNER"), and BIT Investment Twenty Limited Partnership, a Maryland limited partnership ("BIT PARTNER").

                                    RECITALS

         R-1. Mercantile-Safe Deposit and Trust Company, a Maryland corporation ("TRUSTEE"), in its capacity as Trustee of the AFL-CIO Building Investment Trust ("THE TRUST"), and not in its corporate capacity, and Sponsor Operating Partnership (as defined below) entered into that certain Investment Agreement, dated as of even date herewith, but also intended to be effective between the parties as of the Formation Date ("THE INITIAL PORTFOLIO INVESTMENT AGREEMENT"), pursuant to which (i) Sponsor Operating Partnership agreed to cause Sponsor Partner to form the Partnership, to make a capital contribution to the Partnership, to cause the Partnership to form the Subsidiary General Partner (as defined below) and the Subsidiaries (as defined below), and to cause the transfer of the Initial Portfolio (as defined in the Initial Portfolio Investment Agreement) to the Subsidiaries, in consideration for the issuance to Sponsor Partner of a partnership interest in the Partnership, and (ii) Trustee agreed to form BIT Partner and to cause BIT Partner to make a capital contribution in cash to the Partnership in consideration for the issuance to BIT Partner of a partnership interest in the Partnership.

         R-2. On February 6, 2003 ("THE FORMATION DATE"), Sponsor Partner caused the Partnership to be formed under the Delaware Revised Uniform Partnership Act ("THE ACT") by the execution and filing of a statement of partnership existence and statement of qualification as a limited liability partnership (collectively, "THE CERTIFICATE OF LIMITED LIABILITY PARTNERSHIP") with the Delaware Secretary of State.

         R-3. As of even date with this Agreement, Sponsor Partner has caused the transfer to the Subsidiaries of the Initial Portfolio.

         R-4. The parties hereto now desire to enter into this Agreement to govern the affairs and conduct of the business of the Partnership.

         NOW, THEREFORE, in consideration of the foregoing and of the covenants and conditions herein contained, each of the parties hereto agrees as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         Section 1.1. Definitions. Certain terms when used in this Agreement shall have the meanings set forth in the text hereof. The following terms when used in this Agreement shall have the meanings set forth below:

                  "ACCOUNTANT" means KPMG or another nationally recognized certified public accounting firm Approved by the Partners.

                  "ACT" is defined in the recitals of this Agreement.

                  "ADDITIONAL CAPITAL CONTRIBUTION PARTICIPATION PERCENTAGE" means, with respect to each Partner, the following percentages: (a) for BIT Partner, eighty percent (80%), and (b) for Sponsor Partner, twenty percent (20%).

                  "ADDITIONAL CAPITAL CONTRIBUTIONS" means any additional contributions of the Partners to the capital of the Partnership pursuant to
Section 3.3 or otherwise as provided herein.

                  "ADDITIONAL PORTFOLIO INVESTMENT AGREEMENT" means each investment agreement that may be entered into by and among Sponsor Partner and BIT Partner with respect to any Property or Properties acquired or to be acquired by the Partnership (through additional Subsidiaries) in addition to those in the Initial Portfolio.

                  "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in the Partner's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments: (i) the deficit shall be decreased by the amounts which the Partner is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g) and 1.704-2(i); and (ii) the deficit shall be increased by the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6).

                  "AFFILIATE" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (ii) any Person which is an officer, general partner or trustee of, or serves in a similar capacity with respect to the specified Person or of which the specified Person is an officer, general partner or trustee, or with respect to which the specified Person serves in a similar capacity. For the purpose of this definition, "CONTROLS," "IS CONTROLLED BY," and "UNDER COMMON CONTROL WITH" means the possession of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise, which shall conclusively be deemed to exist where one Person directly or indirectly is the beneficial owner of twenty-five percent (25%) or more of any class of voting equity securities or other voting ownership interests of another Person; provided, however, in no event shall BIT Partner or Trustee


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
be deemed to be an Affiliate of Sponsor, Sponsor Operating Partnership or Sponsor Partner, nor shall Sponsor, Sponsor Operating Partnership or Sponsor Partner be deemed to be an Affiliate of Trustee or BIT Partner.

                  "ANNUAL BUDGET" means, subject to modification in accordance with the provisions of Section 6.3 hereof, (i) the initial Annual Budget attached hereto as EXHIBIT A, and (ii) the annual budget described in Section 6.3(c) as Approved by the Partners for any period of time following the period covered by the initial Annual Budget.

                  "ANNUAL PERIOD" means any full calendar year commencing on January 1 and ending on the next succeeding December 31, unless another annual period commencing and ending on different dates is Approved by the Partners; provided, however, the first Annual Period shall commence on the date of this Agreement and end on December 31, 2003.

                  "APPRAISED GROSS FAIR MARKET VALUE" means, in connection with
Article 8 of this Agreement, the price at which a Property would be transferred by a willing seller to a willing buyer (each having access to all relevant facts, acting freely, and equal bargaining power) in an arm's length transaction, assuming that no liabilities pertaining to or secured by such Property would pass to such buyer.

                  "APPROVED BY THE PARTNERS" means any action of the Partnership or any Partner which is approved in writing by both Sponsor Partner and BIT Partner.

                  "ASSET ACQUISITION FEE" means a fee, payable to Sponsor Partner by the Partnership, equal to one percent (1%) of the Gross Fair Market Value of each Property acquired from a third party (i.e., from a Person other than either Partner or any Affiliate of either Partner) in accordance with an Additional Portfolio Investment Agreement.

                  "ASSET DISPOSITION FEE" means a fee, payable to Sponsor Partner by the Partnership in an amount approved in advance in writing by BIT Partner (provided, however, that BIT Partner shall not unreasonably withhold or delay its consent to a fee that is consistent with rates for similar services in the market area of the applicable Property), for services in connection with the transfer of any Property to a third party (i.e., to a Person other than either Partner or any Affiliate of either Partner).

                  "ASSET MANAGEMENT FEE" means a fee payable to the Managing Partner (or its designated Affiliate) in accordance with Section 4.1 of this Agreement in the amount of one-half of one percent (0.5%) of the aggregate Gross Fair Market Value of all assets of the Partnership (whether owned directly by the Partnership or through the Subsidiaries).

                  "BIT" means (i) Mercantile-Safe Deposit and Trust Company, in its capacity as the Trustee of the AFL-CIO Building Investment Trust, and not in its corporate capacity, or (ii) the AFL-CIO Building Investment Trust, as the context may require.

                  "BIT PARTNER INITIAL CAPITAL CONTRIBUTION" and "BIT PARTNER INITIAL CAPITAL CONTRIBUTION AMOUNT" are defined in Section 3.2 of this Agreement.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or legal holiday in the State of Delaware, the State of Maryland, the Commonwealth of Pennsylvania, or a State in which any of the Land is located.

                  "CAPITAL ACCOUNT" means the "Capital Account" of a Partner, as described in Section 3.1 of this Agreement.

                  "CAPITAL CONTRIBUTIONS" means the capital contributions made by the Partners to the Partnership as provided in Article 3 of this Agreement.

                  "CAPITAL RESERVE ACCOUNT" means that certain account to be established by the Partnership pursuant to Section 4.3(a)(v) of this Agreement. Such account shall be funded out of available Net Cash Flow on a monthly basis as stated in (and only to the extent required under) the Annual Budget, subject to adjustment as Approved by the Partners in connection with (i) the acquisition (directly or through one or more Subsidiaries) of any additional Property, or
(ii) the disposition (directly or through one or more Subsidiaries) of any Property. The Capital Reserve Account shall be administered by the Managing Partner and held in an interest bearing account with all interest being added to the principal of such Capital Reserve Account and may be utilized for the payment of capital replacements and improvements to any Property (but specifically excluding normal operating repairs to any Property) in accordance with the approved Annual Budget or otherwise as Approved by the Partners (provided, however, that disbursements from the Capital Reserve Account shall not be made more frequently than monthly, unless for an Emergency Expenditure). The Capital Reserve Account shall be allocated among the Properties as stated in the Annual Budget, subject to reallocation as Approved by the Partners in connection with (i) the acquisition (directly or through one or more Subsidiaries) of any additional Property, (ii) the disposition (directly or through one or more Subsidiaries) of any Property, or (iii) capital expenditures for any Property Approved by the Partners in addition to those permitted under the Annual Budget. As funds are utilized, the Capital Reserve Account shall be replenished by continuing the monthly funding out of available Net Cash Flow as provided hereinabove (or as otherwise Approved by the Partners). If BIT Partner has approved the Capital Reserve Account amount for a Property under an Annual Budget (in accordance with paragraph 6.3(c) of this Agreement) for the next Annual Period (or as otherwise Approved by the Partners), any amounts held in the Capital Reserve Account for such Property shall not be retained at the end of such Annual Period, but rather shall be distributed as Net Cash Flow in accordance with Section 5.1 of this Agreement. If BIT Partner has not approved the Capital Reserve Account amount for a Property under an Annual Budget (in accordance with paragraph 6.3(c) of this Agreement) for the next Annual Period (or as otherwise Approved by the Partners), any amounts held in the Capital Reserve Account for such Property shall be retained in the Capital Reserve Account for the next Annual Period (or until such other amount is Approved by the Partners for the applicable Property). Upon the sale of all of the

Property, any funds remaining in the Capital Reserve Account shall be added to and disbursed as Net Capital Proceeds.

                  "CERTIFICATE OF LIMITED LIABILITY PARTNERSHIP" is defined in the recitals of this Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and all revisions thereof and successors thereto.

                  "DEFAULT LOAN" means any Default Loan made by a Partner pursuant to Section 3.3 of this Agreement.

                  "DEFAULT RATE" means a fixed annual rate of interest equal to the lesser of (i) the maximum annual rate of interest allowed by applicable law to be charged, to the extent such default rate is regulated by applicable law or
(ii) five percent (5%) per annum in excess of the then-applicable prime rate of interest (as published by the Wall Street Journal, or if such prime rate is no longer published by the Wall Street Journal, the prime rate of interest shall be the annual rate of interest then in effect at Mercantile-Safe Deposit and Trust Company, or its successors, as its "prime rate").

                  "DEPRECIATION" means, for each taxable year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such taxable year, except that if the Gross Asset Value of an asset of the Partnership differs from its adjusted basis for federal income tax purposes at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset of the Partnership at the beginning of such taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Partner.

                  "EMERGENCY EXPENDITURES" means expenditures required to be made to address an imminent danger of physical injury to persons or property, to comply with law, or to maintain the delivery of necessary services to the Property.

                  "EMERGENCY LOAN" is defined in Section 3.4 of this Agreement.

                  "ENVIRONMENTAL LAWS" means each Federal, State, or local statute, law, ordinance, code, rule, regulation, permit, agreement, order, or decree regulating or relating to protection of human health or the environment, or regulating or imposing liability or standards of conduct concerning the use, storage, treatment, transportation, manufacture, refinement, handling, production, release or disposal of any regulated hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, including petroleum and derivatives thereof, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq., the Superfund Amendments and Reauthorization


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
Act, 42 U.S.C. Sections 9601 et seq., the Federal Oil Pollution Act of 1990, 15 U.S.C. Sections 2701 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. Sections 6901 et seq., the Federal Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., the Federal Clean Air Act 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the River and Harbors Act of 1899, 33 U.S.C. Sections 401 et seq., analogous laws of the applicable State or other jurisdiction in which the applicable Land is located, and all rules and regulations of the United States Environmental Protection Agency, or any other State or federal department, board, or agency, or any other agency or governmental board or entity having jurisdiction over the applicable Property.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any Governmental Authority, as from time to time in effect, promulgated thereunder.

                  "EVENT OF DEFAULT" is defined in Section 11.1 of this Agreement.

                  "EXECUTIVE COMMITTEE" is defined in Section 4.8 of this Agreement.

                  "EXISTING LEASE" means any Lease existing at the time the Partnership (or the applicable Subsidiary) acquires title to such Property.

                  "FORMATION DATE" is defined in the recitals to this Agreement.

                  "FRACTIONS RULE" is defined in Section 5.6 of this Agreement.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government having jurisdiction over the applicable Property, the applicable Subsidiary, the Partnership, BIT Partner, Trustee, Sponsor, or Sponsor Partner.

                  "GROSS ASSET VALUE" means, with respect to any asset of the Partnership (whether held directly or through a Subsidiary), such asset's adjusted basis for federal income tax purposes, except that the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value as determined by the Partners; the Gross Asset Value of any asset of the Partnership distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Partners, and the Gross Asset Values of assets of the Partnership shall be increased (or decreased) to the extent the Partners determine that such adjustment is necessary or appropriate to comply with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv).

                  "GROSS FAIR MARKET VALUE" means, with respect to any asset of the Partnership (whether held directly or through a Subsidiary), the price at which such asset would be transferred by a willing seller to a willing buyer (each having access to all relevant facts, acting freely, and equal bargaining power) in an arm's length transaction, assuming that no liabilities pertaining to or secured by such asset would pass to such buyer. Gross Fair Market Value shall be determined quarterly by BIT Partner, in accordance with the valuation procedures adopted by BIT for BIT Partner. Sponsor Partner shall not have any approval rights with respect to the valuation methodology and procedures adopted by BIT, provided that BIT Partner conducts the process in a commercially reasonable manner in accordance with the following general terms: (i) the Partnership shall deliver to BIT Partner annual appraisals of each Property by a third-party, nationally-recognized appraisal firm or firms with significant experience within the industrial property sector in the market in which each Property is located, and (ii) BIT Partner's quarterly evaluations shall be in accordance with the most recent annual appraisal unless BIT Partner determines, in BIT Partner's reasonable judgment, that a material event has negatively affected a Property's Gross Fair Market Value since such appraisal. If BIT Partner determines that a material event has negatively affected the Gross Fair Market Value of a Property, BIT Partner shall promptly provide a written notice to Sponsor Partner of such determination, which notice shall reasonably identify the event and such event's negative effects. Including the costs of the annual appraisals (unless such costs are to be paid by the Partnership or Sponsor Partner in accordance with Section 6.8 below), all costs relating to determining Gross Fair Market Value for purposes of calculating the Asset Management Fee shall be borne by BIT Partner.

                  "IMPROVEMENTS" means the buildings and other structures located on the Land.

                  "INITIAL CAPITAL CONTRIBUTIONS" means the initial Capital Contributions of each of the Partners, as described in Section 3.2 of this Agreement.

                  "INITIAL FUNDING DATE" is defined in the recitals to this Agreement.

                  "INITIAL PORTFOLIO" is defined in the Initial Portfolio Investment Agreement.

                  "INITIAL PORTFOLIO ACQUISITION BUDGET" is defined in the Initial Portfolio Investment Agreement.

                  "INITIAL PORTFOLIO INVESTMENT AGREEMENT" is defined in the recitals to this Agreement.

                  "INVESTMENT AGREEMENT" means the Initial Portfolio Investment Agreement and each Additional Portfolio Investment Agreement, if any.

                  "LABOR COVENANT" is defined in Section 4.11 of this Agreement.

                  "LAND" means each of those separate tracts of land identified on SCHEDULE 1 attached hereto and described on the attachments thereto, as the same may be supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and any Additional Portfolio Investment Agreement.

                  "LANDLORD-CONTROLLED TI CONTRACT" means any contract or series of contracts with any contractor or subcontractor in connection with any on-site construction at any Property (or in connection with any off-site fabrication of any components for any construction of exterior or structural portions of the Improvements at such Property) for any improvements required or permitted to be performed by or on behalf of a specific tenant under the current term of such tenant's current Lease, to the extent such contract is controlled and directly funded by the Partnership or a Subsidiary.

                  "LEASE" means any lease, sublease, license agreement, concession, tenancy, or other use or occupancy agreements (whether oral or written), or any part thereof, now or hereafter existing, covering or affecting any of the Land or the Improvements, all extensions and renewals thereof, and all modifications, amendments and guaranties thereof.

                  "LEASING AGREEMENT" means (i) the initial form of Exclusive Brokerage Agreement attached hereto as EXHIBIT B and (ii) the form of any Exclusive Brokerage Agreement hereafter Approved by the Partners.

                  "LEASING GUIDELINES" means (i) the initial leasing guidelines attached hereto as EXHIBIT C and (ii) the leasing guidelines hereafter Approved by the Partners pursuant to Section 4.9 of this Agreement.

                  "LEVERAGE RATIO" means the ratio, expressed as a percentage, of (i) the aggregate total indebtedness of the Partnership, Subsidiary General Partner, and Subsidiaries, including any Make-Whole Loans, but excluding trade debt incurred in accordance with this Agreement, over (ii) the aggregate Gross Fair Market Value of all assets of the Partnership, Subsidiary General Partner, and Subsidiaries (without valuing either (x) the Partnership's interest in the Subsidiary General Partner or (y) the Partnership and Subsidiary General Partner's respective interests in the Partnership).

                  "LIQUIDATION" means (i) when used with reference to the Partnership, the earlier of (A) the date upon which the Partnership is terminated under Code Section 708(b)(1) or (B) the date upon which the Partnership ceases to be a going concern, and (ii) when used with reference to any Partner, the earlier of (A) the date upon which there is a Liquidation of the Partnership or (B) the date upon which such Partner's entire interest in the Partnership is terminated other than pursuant to a transfer of such interest to a Person other than the Partnership.

                  "MAJOR DECISIONS" is defined in Section 4.2 of this Agreement.

                  "MAKE-WHOLE LOAN" is defined in Section 4.2(e) hereof.

                  "MAKE-WHOLE PAYMENT" is defined in Section 4.2(e) hereof.

                  "MANAGING PARTNER" means the Person designated as such herein or pursuant to the terms hereof.

                  "MINIMUM GAIN" has the meaning set forth in Treasury Regulations Section 1.704-2(d). Minimum Gain shall be computed separately for each Partner in a manner consistent with the Regulations under Code Section 704(b).

                  "NET CAPITAL PROCEEDS" means the proceeds received by the Partnership upon (i) any refinancing of the Property or any part thereof net of actual costs and expenses incident to such refinancing and satisfaction of any indebtedness being refinanced and any right of any other creditor of the Partnership to receive such proceeds (including any Make-Whole Loans), and (ii) the sale or other disposition of any Partnership asset (including condemnation and property insurance proceeds which are not applied to restoration or repair of the Property and any balance in the Capital Reserve Account allocated to the disposed Property or Properties (unless reallocated to another Property or Properties as Approved by the Partners) and any other Partnership reserves and excluding disposition of assets in the nature of personal property and equipment in the ordinary course of business) net of actual costs and expenses incident to such sale or disposition (including, if applicable, the Asset Disposition Fee), and also net of (A) expenses of the Partnership in accordance with this Agreement which are due and payable on the date of any such sale and/or refinancing, including but not limited to, any Property Management Fee due and payable, (B) the payment of any Partnership indebtedness secured by or related to such asset (including any Make-Whole Loans), (C) satisfaction of any right of any creditor of the Partnership (other than a Partner) to receive such proceeds, and (D) any reserves Approved by the Partners to provide for contingent or unforeseen liabilities or obligations of the Partnership.

                  "NET CASH FLOW" means, with respect to the period for which such determination is being made, the amount by which (i) the amount of all cash funds received by the Partnership from all sources during such period, including all funds drawn from the Capital Reserve Account, other than Net Capital Proceeds and Capital Contributions, exceeds (ii) the sum of the following (to the extent not deducted in determining Net Capital Proceeds for such period):
(a) all principal and interest payments on any Partnership indebtedness (including payments of any Make-Whole Loans); (b) all cash expenditures (including expenditures for capital improvements and the payment of any Property Management Fee or Asset Management Fee) incident to the operation of the Partnership; (c) all cash reserved in accordance with the Annual Budget (by a Property Manager pursuant to a Property Management Agreement) or otherwise Approved by the Partners for currently due and maturing obligations and liabilities and expenses of the Partnership or obligations secured by Partnership assets; and (d) an amount equal to the contributions made out of available cash flow to the Capital Reserve Account in accordance with the Annual Budget. Net Cash Flow shall include the amount released from the Capital Reserve Account, if any, at the end of each Annual Period.

                  "NET INCOME OR LOSS" means, with respect to any fiscal period, the taxable income or loss of the Partnership as determined in accordance with Code Section 703(a), with the following adjustments: (i) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss; (ii) any tax-exempt income of the Partnership, not otherwise taken into account in computing taxable income or loss, shall be included in computing Net Income or Loss; (iii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) (or treated as such pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing taxable income or loss shall be subtracted from Net Income or Loss; (iv) gain or loss resulting from any taxable disposition of a Partnership asset shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding the fact that the Gross Asset Value differs from the adjusted basis of the asset for federal income tax purposes; (v) in lieu of the depreciation, amortization or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the Depreciation for such fiscal year; (vi) to the extent an adjustment to the adjusted tax basis of the Partnership pursuant to Code
Section 734(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in Liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the Partnership asset) or loss (if the adjustment decreases the basis of the Partnership asset) from the disposition of the Partnership property and shall be taken into account for purposes of computing Net Income or Loss; and (vii) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to the provisions of Section 5.5 hereof shall not be taken into account in computing Net Income or Loss.

                  "NEW LEASE" means any Lease of all or any portion of a Property other than an Existing Lease.

                  "NON-CONTROLLABLE EXPENSES" means all costs and expenses of the Partnership, the Subsidiary General Partner and the Subsidiaries incurred in connection with the payment of (i) fees for utility services or insurance coverage for the Partnership, the Subsidiary General Partner and the Subsidiaries, (ii) real estate taxes and similar charges and assessments, (iii) the Property Management Fee payable pursuant to a Property Management Agreement Approved by the Partners, (iv) the Asset Management Fee payable to Sponsor Partner in accordance with this Agreement, and (v) all federal, state and local taxes, license fees, qualification fees, filing fees, and other similar fees and expenses required by law.

                  "PARTICIPATING PLANS" means the plans participating in the Trust, a list of which, as of the Initial Funding Date, is attached hereto as
SCHEDULE 3.

                  "PARTICIPATION PERCENTAGE" means, with respect to each Partner, those certain percentages as set forth below; provided, however, that such Participation Percentages may be adjusted, from time to time, pursuant to the terms of this Agreement:

                         NET CASH FLOW           NET CAPITAL PROCEEDS
                         PARTICIPATION              PARTICIPATION
    PARTNER               PERCENTAGE                  PERCENTAGE
    -------               ----------                  ----------
Sponsor Partner               40%                        40%

  BIT Partner                 60%                        60%

Such Participation Percentages do not include the Additional Capital Contribution Participation Percentages.

                  "PARTNER" means either Sponsor Partner or BIT Partner; together referred to as "THE PARTNERS."

                  "PERMITTED EXPENSES" means all costs and expenses of the Partnership, the Subsidiary General Partner and the Subsidiaries (excluding any capital expenditures except to the extent expressly included herein) which (a) are incurred in connection with the affairs of the Partnership, the Subsidiary General Partner or any Subsidiary, and (b)(i) are Non-Controllable Expenses, or
(ii) are Emergency Expenditures.

                  "PERSON" or "PERSON" means any individual, corporation, partnership, joint venture, limited partnership, limited liability partnership, joint venture, limited liability company, trust, governmental entity or other form of business organization or association.

                  "PLAN ASSETS" means "plan assets" as defined in the Plan Assets Regulations.

                  "PLAN ASSETS REGULATIONS" means the regulations issued by the United States Department of Labor, as amended from time to time, regarding the definition of "plan assets," and currently listed under 29 CFR Section 2510.3-101.

                  "PREFERRED AMOUNT" means, for any Partner and as of any date, the amount, if any, that would be required to be distributed on such date so that the aggregate distributions to such Partner pursuant to Sections 5.1(a)(iii) and 5.2(a)(iii) provide an internal rate of return at the Preferred Return Rate (with any portion of such Preferred Amount which is not distributed currently in any quarter to be compounded quarterly) on such Partner's Unreturned Capital Contributions to the Partnership. A Partner's Preferred Amount shall be calculated on the basis of the actual number of days elapsed from and including the date on which each Capital Contribution is contributed to the Partnership to, but not including, the date that distributions constituting a return of such Capital Contributions were made.

                  "PREFERRED RETURN RATE" means ten percent (10%) per annum.

                  "PROPERTY" means each of those separate properties identified on SCHEDULE 1 attached hereto, as the same may be supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and any Additional Portfolio Investment Agreement; together referred to as "THE PROPERTIES." Each Property includes the applicable Land, Improvements, and other assets of the Partnership (whether title thereto is held directly or through one or more Subsidiaries).

                  "PROPERTY MANAGEMENT AGREEMENT" is defined in Section 4.5.

                  "PROPERTY MANAGEMENT FEE" is defined in Section 4.5.

                  "PROPERTY MANAGEMENT TERMINATION DEFAULT" means an Event of Default under this Agreement for which a Partner is responsible, but which arises from the acts or omissions of a Property Manager who is an Affiliate of such Partner and such acts consist of (a) fraud or misapplication of funds by such Property Manager, (b) a default (other than as described in clause (a) above) under the applicable Property Management Agreement which is (i) knowingly and intentionally committed by such Property Manager, and (ii) materially and adversely affects the Partnership or the other Partner, or (c) a breach of the Labor Covenant, which, in each case, is not remedied after the giving of any required notice and expiration of any applicable cure period under the applicable Property Management Agreement.

                  "PROPERTY MANAGER" is defined in Section 4.5.

                  "REPURCHASE AGREEMENT" means an agreement to sell securities evidencing direct obligations of, or obligations guaranteed by, the United States of America or its agencies, and then repurchase such securities for a fixed price on a fixed date not more than thirty (30) days after the sale of such securities.

                  "SECURITIES LAWS" means the Securities Act of 1933, the Securities Exchange Act of 1934 and applicable state securities laws and the regulations promulgated under such federal and state laws.

                  "SERVICE CONTRACT" means any contract for services for operation and maintenance of any Property (including equipment leases) that is to be performed for the Partnership, the Subsidiary General Partner, or any Subsidiary.

                  "SPECIAL MAJOR DECISION" means a decision to take or approve an action that is (A) described in clauses (i), (ii), (iii), (iv), (v), (vi),
(vii), (viii), (ix), (x), (xi), (xiii), (xiv), (xvii), (xviii), (xxi), (xxv), or
(xxx) of Section 4.2(a), (B) described in Section 4.2(c), or (C) a decision to take or approve any of the actions included in the foregoing clause (A) or (B) with respect to the Subsidiary General Partner or any Subsidiary;

provided, however, that a decision to take or approve any action as described in clause (ix) or (x) of Section 4.2(a) shall not be a "Special Major Decision" if the applicable property management agreement or leasing agent agreement is terminable without cost upon thirty (30) days' prior written notice or upon dissolution of the Partnership.

                  "SPONSOR" means Keystone Property Trust, a Maryland statutory real estate investment trust.

                  "SPONSOR OPERATING PARTNERSHIP" means Keystone Operating Partnership, L.P., a Delaware limited partnership.

                  "SPONSOR OPERATING PARTNERSHIP GUARANTY" means the Guaranty Agreement of even date herewith by Sponsor Operating Partnership to and for the benefit of BIT Partner, guaranteeing the obligations of Sponsor Partner to BIT Partner under this Agreement.

                  "SPONSOR PARTNER" means the person designated as such herein.

                  "SPONSOR PARTNER INITIAL CAPITAL CONTRIBUTION" and "SPONSOR PARTNER INITIAL CAPITAL CONTRIBUTION AMOUNT" are defined in Section 3.2.

                  "SUBSIDIARY" means each of those limited partnerships owning a Property and identified on SCHEDULE 1 attached hereto (in which Subsidiary General Partner is the sole general partner and the Partnership is the sole limited partner), as the same may be supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and any Additional Portfolio Investment Agreement.

                  "SUBSIDIARY GENERAL PARTNER" means KPJV GenPar, LLC, a Delaware limited liability company, which is wholly owned by the Partnership and is the sole general partner in each Subsidiary.

                  "TARGET LEVERAGE RATIO" means a Leverage Ratio of forty percent (40%).

                  "TENANT-CONTROLLED TI CONTRACT" means any contract or series of contracts with any contractor or subcontractor in connection with any on-site construction at any Property (or in connection with any off-site fabrication of any components for any construction of exterior or structural portions of the Improvements at such Property) for any structural improvements (i.e., excluding equipment, removable personal property, and racking not owned or leased by the Partnership, BIT Partner, Trustee, the Trust, any Affiliate of BIT Partner, Sponsor Partner, Sponsor Operating Partnership, Sponsor, any Affiliate of Sponsor Partner, Subsidiary General Partner, any Subsidiary, or any Property Manager) that are required or permitted to be performed by or on behalf of a specific tenant under the current term of such tenant's current Lease, to the extent such contract is controlled and directly funded by such tenant.

                  "TENANT-OBLIGATION SERVICE CONTRACT" means any Service Contract for which either (i) a tenant under a Lease is obligated to reimburse the Partnership (or the Subsidiary General Partner, applicable Subsidiary, or Property Manager) for the payments made to the service provider thereunder, or
(ii) the obligations under such contract are directly controlled and funded by a tenant under a Lease.

                  "TERMINATION DEFAULT" means an Event of Default which consists of (a) fraud or misapplication of funds by a Partner, (b) an Event of Default (other than as described in clause (a) above) which is (i) knowingly and intentionally committed by a Partner, and (ii) materially and adversely affects the Partnership or the other Partner, (c) a breach of the Labor Covenant which is not remedied after notice and within the cure period set forth in Section
11.1 hereof, or (d) a Property Management Termination Default.

                  "TREASURY REGULATIONS" means the Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time.

                  "TRUST" is defined in the recitals to this Agreement.

                  "UBTI" means "unrelated business taxable income" as defined in Code Section 512.

                  "UBTI LEVERAGE EXEMPTION CONDITIONS" means the leverage exemption conditions of Code Section 514(c)(9)(B), including the prohibition against participating debt or purchasing a property from, or leasing a property to, a disqualified person under Code Section 4975(e)(2).

                  "UNALLOCATED PREFERRED RETURN" means, with respect to any Partner, the excess, if any, of (A) the Preferred Amount with respect to such Partner over (B) the excess of aggregate Net Income previously allocated to such Partner pursuant to Sections 5.3(a)(ii) over the aggregate Net Losses previously allocated to such Partner pursuant to Sections 5.3(b)(ii).

                  "UNRETURNED CAPITAL CONTRIBUTIONS" means, for each Partner, the aggregate amount of all Capital Contributions made by such Partner less all amounts distributed to such Partner as a return of Capital Contributions.

         Section 1.2. Additional Defined Terms. Each other capitalized term used in this Agreement and not defined herein, but which is defined in an Investment Agreement, is intended to have the same meaning when used in this Agreement as is set forth in such Investment Agreement, unless the context clearly indicates otherwise.

         Section 1.3. Construction; Incorporation of Recitals.

                         (a) All references made (i) in the neuter, masculine or
feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well. The terms "agree" and "agreements" contained herein are intended to include and mean "covenant" and "covenants." The term "including" shall mean "including, but not limited to." As used in this Agreement, the word "knowingly" (or any similar words or phrases) shall mean an action based on the actual knowledge of the Person or Persons designated to act for such party, without inquiry or investigation.

                         (b) The Recitals set forth hereinabove are hereby
incorporated as a substantive part of this Agreement.

         Section 1.4. Interpretation. In interpreting this Agreement, the provisions shall not be construed for or against either Partner based upon who drafted the document.

                                   ARTICLE 2
                               GENERAL PROVISIONS

         Section 2.1. Formation of the Partnership. The Partnership has been formed under the Act as a limited liability partnership, effective upon the filing of the Certificate of Limited Liability Partnership, as required under the Act. The name of the Partnership shall be "KPJV, LLP." As of the Formation Date and the Initial Funding Date, the sole Partners shall be Sponsor Partner and BIT Partner. The addresses of the Partners are set forth in Article 14. The Partners agree to execute such certificates or documents and undertake such filings and recordings and all other acts, including registration as a foreign limited liability partnership in the appropriate office in the State in which the Land is located, as may be required to comply with all applicable laws. This Agreement supersedes and replaces any prior partnership agreement of the Partnership in its entirety, and no prior partnership agreement of the Partnership shall hereafter have any force or effect.

         Section 2.2. Term. The term of the Partnership began on the Formation Date, and shall continue until December 31, 2023, unless sooner terminated in accordance with the terms of this Agreement.

         Section 2.3. Purpose.

                  2.3.1. The purpose and character of the business of the Partnership (which business may be conducted by the Partnership either directly or through one or more of the Subsidiaries) shall be to (i) own, operate and maintain the Properties and lease space in the Improvements to others, (ii) finance and refinance all or any of the Properties or parts thereof, (iii) acquire additional industrial properties in Indiana, Ohio, Pennsylvania, New Jersey, and such other jurisdictions as Approved by the Partners, in accordance with the terms set forth on EXHIBIT G attached hereto or such other terms Approved by the Partners, (iv) hold for investment and eventually sell, transfer, exchange or otherwise dispose any of the Property or part thereof, and
(v) do all things necessary or appropriate to effect the foregoing or as otherwise permitted under the Act. The Partnership shall not engage in any other activity unless Approved by the

Partners. The Partners agree that the Partnership shall be operated as a "real estate operating company" as defined in the Plan Assets Regulations.

                  2.3.2. Notwithstanding anything else contained herein, the Partnership shall always be motivated to act to produce the most attractive risk-adjusted economic returns for its Partners consistent with the following objectives:

                           (a) To achieve the investment goals set forth on
EXHIBIT G attached hereto;

                           (b) To satisfy Trustee's fiduciary obligations under
the governing instruments of the Trust and associated documents;

                           (c) To meet Trustee's objectives to (i) avoid UBTI,
(ii) maintain qualification of the Partnership as a "real estate operating company" within the meaning of the Plan Assets Regulations, and (iii) comply with the prohibition against engaging in a non-exempt prohibited transaction;

                           (d) To comply with all applicable laws, including,
but not limited to, ERISA; and

                           (e) To maintain Sponsor's status as a real estate
investment trust under the Code.

Each Partner hereby acknowledges and agrees that the objectives established in paragraphs (a), (b), (c) and (e) of this subsection shall be deemed to have been achieved to such Partner's satisfaction if the other Partner takes only such actions on behalf of the Partnership as are within such Partner's express authority as either set forth in this Agreement or Approved by the Partners in a separate written agreement.

BIT Partner further acknowledges and agrees that, for purposes of this Agreement, compliance with Section 4.11 below (in and of itself) shall not constitute a violation of ERISA.

                  2.3.3. The Partners hereby acknowledge that, notwithstanding any provision of this Agreement to the contrary, Sponsor's joint venture agreement with CalEast Industrial Investors, LLC ("CALEAST") provides that, through and including February 2003, any property identified as a potential acquisition in New Jersey from a third party is subject to CalEast's right of first offer.

                  2.3.4. The Partners hereby acknowledge that the targeted combined total of all Capital Contributions is an amount up to $208,300,000 (assuming a maximum Leverage Ratio equal to the Target Leverage Ratio).

         Section 2.4. Place of Business; Registered Office and Agent. The Partnership's registered office in Delaware initially shall be located at 2711 Centerville Rd., Suite 400, Wilmington, Delaware. The registered agent of the Partnership in Delaware shall be Corporation Service Company, whose address is the registered office of the

Partnership. If under any applicable law the Partnership must qualify to transact business in any State in which the Land is located, the Managing Partner shall appoint a registered agent and designate a registered office in such State. The principal office of the Partnership shall be located at c/o Keystone Property Trust, 200 Four Falls Corporate Center, Suite 208, West Conshohocken, Pennsylvania 19428. The Managing Partner may, from time to time, change the location of the principal office or registered office or agent of the Partnership after (i) at least ten (10) Business Days prior notice to BIT Partner, and (ii) if required under the Act or other applicable law, by filing of appropriate amendments or other documents with appropriate governmental offices or agencies. The Partnership may designate such other or additional places of business within or without the State of Delaware as the Managing Partner may from time to time deem necessary to comply with law or otherwise appropriate in the best interest of the Partnership, as Approved by the Partners.

         Section 2.5. Nature of Partners' Interests. The Partnership is an entity separate and distinct from the Partners. The interests of the Partners in the Partnership shall be personal property for all purposes, except for the purposes of Code Section 514, Code Sections 856-860, and the Plan Assets Regulations to the extent provided otherwise therein. The interests of the Partners in the Partnership shall not be evidenced by any certificate, instrument or document other than this Agreement, unless otherwise Approved by the Partners. All property owned by the Partnership, whether through one or more Subsidiaries and whether real or personal, tangible or intangible, including the Land and the Improvements, shall be owned by the Partnership as an entity, and no Partner individually shall have any ownership of such property.

         Section 2.6. Title to Partnership Property. Legal title to each Property, or the interest of the Partnership therein, shall be taken and held in the name of the Partnership or a Subsidiary at all times during which the Partnership is in existence.

         Section 2.7. Representations and Warranties.

                  2.7.1. Sponsor Partner. Sponsor Partner, on its own behalf and on behalf of Sponsor and Sponsor Operating Partnership, hereby makes, ratifies and confirms to BIT Partner, as of the Formation Date and the Initial Funding Date, all the representations and warranties made by Sponsor Operating Partnership in the Initial Portfolio Investment Agreement (and also, as applicable, as of such other date(s) on which the representations and warranties are stated as being true and accurate as required under the Initial Portfolio Investment Agreement or this Agreement) .

                  2.7.2. BIT Partner. BIT Partner, on its own behalf and on behalf of BIT, hereby makes, ratifies and confirms to Sponsor Partner, as of the Formation Date and the Initial Funding Date, all the representations and warranties made by BIT in the Initial Portfolio Investment Agreement (and also, as applicable, as of such other date(s) on which the representations and warranties are stated as being true and accurate as required under the Initial Portfolio Investment Agreement or this Agreement).

                                   ARTICLE 3
                          CAPITAL CONTRIBUTIONS; LOANS

         Section 3.1. Capital Accounts.

                           (a) The Partnership will maintain for each Partner an
account to be designated its "CAPITAL ACCOUNT," to which shall be added (i) the Partner's Initial Capital Contributions and all Additional Capital Contributions, (ii) the amount of any Partnership liabilities assumed by the Partner (or which are secured by Partnership property distributed to the Partner), (iii) the fair market value of any asset (as agreed by the Partners) actually contributed by the Partner to the Partnership (to the extent not otherwise included in clause (i) above), (iv) the Partner's distributive share of the Net Income (or items thereof), and (v) the Partner's share of any item in the nature of income or gain specially allocated to the Partner pursuant to the provisions of Article 5 (other than Section 5.4).

                           (b) A Partner's Capital Account shall be reduced by
(i) the amount of cash distributed to the Partner by the Partnership, (ii) the amount of any liabilities of the Partner assumed by the Partnership or any Subsidiary (or which are secured by property contributed by the Partner to the Partnership or any Subsidiary), (iii) the fair market value of any property (as agreed by the Partners) distributed to the Partner by the Partnership, (iv) allocations of Net Loss (or items thereof), and (v) the Partner's share of any item in the nature of loss or deduction specially allocated to the Partner pursuant to the provisions of Article 5 hereof (other than Section 5.4).

                           (c) The Capital Accounts shall be further increased
or decreased as may be required by Treasury Regulations Section 1.704-1(b)(2)(iv) as in effect from time to time. Each Partner shall have a single Capital Account which shall reflect all of its interests in the Partnership. If any Partner transfers its interest in the Partnership pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred interest.

                           (d) It is intended that the Capital Accounts will be
maintained in accordance with Code Section 704(b) and the Treasury Regulations thereunder. To the extent Treasury Regulations under Code Section 704(b) dealing with the maintenance of partner capital accounts are revised and this Agreement is subject to such revised Treasury Regulations, Capital Accounts will be maintained in accordance with such revised Treasury Regulations.

                           (e) Except as expressly provided otherwise in this
Agreement, (i) no Partner shall have the right to withdraw its Capital Contributions or to demand and receive property other than cash from the Partnership in return for its Capital Contributions; (ii) no Partner shall have priority over any other Partner as to the return of its Capital Contributions or as to compensation by way of income; and (iii) any return of Capital Contributions to the Partners shall be solely from Partnership assets, and no other Partner shall be personally liable for any such return.

         Section 3.2. Initial Capital Contributions.

                           (a) Sponsor Partner. On the Initial Funding Date
(which may not occur prior to the date on which the Partnership makes its first investment, other than short-term investments pending long-term commitment, consistent with the Partnership's operation as a real estate operating company), Sponsor Partner shall have credited as its Initial Capital Contribution ("THE SPONSOR PARTNER INITIAL CAPITAL CONTRIBUTION") to the Partnership (to the extent not credited upon formation of the Partnership) the amount set forth on SCHEDULE 4 ("THE SPONSOR PARTNER INITIAL CAPITAL CONTRIBUTION AMOUNT"). If applicable (and for the Partnership's internal accounting purposes only), Sponsor Partner's Initial Capital Contribution Amount shall be allocated among the Subsidiaries (and their respective Properties) in accordance with the Initial Portfolio Investment Agreement and the Initial Portfolio Acquisition Budget.

                           (b) BIT Partner. On the Initial Funding Date (which
may not occur prior to the date on which the Partnership makes its first investment, other than short-term investments pending long-term commitment, consistent with the Partnership's operation as a real estate operating company), BIT Partner shall have credited as its initial Capital Contribution ("THE BIT PARTNER INITIAL CAPITAL CONTRIBUTION") to the Partnership the amount set forth on SCHEDULE 4 ("THE BIT PARTNER INITIAL CAPITAL CONTRIBUTION AMOUNT"). If applicable (and for the Partnership's internal accounting purposes only), BIT Partner's Initial Capital Contribution Amount shall be allocated among the Subsidiaries (and their respective Properties) in accordance with the Initial Portfolio Investment Agreement and the Initial Portfolio Acquisition Budget.

                           (c) No Further Initial Capital Contributions. No
Partner shall be required to make any further Initial Capital Contributions to the Partnership.

         Section 3.3. Additional Capital Contributions.

                           (a) Additional Portfolio Investment Agreements. Upon
Approval by the Partners, Sponsor Partner and BIT Partner shall fund, as Additional Capital Contributions, the respective amounts of capital called for pursuant to any Additional Portfolio Investment Agreement.

                           (b) Capital Call Notices. If, as, and when Approved
by the Partners as a Major Decision, the Managing Partner may from time to time, by written notice (a "CAPITAL CALL NOTICE") to the Partners, call for an Additional Capital Contribution to the Partnership to fund (i) costs and expenses of the Partnership pursuant to the applicable Annual Budget, (ii) any Emergency Expenditures pursuant to this Agreement, or (iii) any other cost, expense or other liability of the Partnership which the Partnership does not then have the resources to fund. A Capital Call Notice delivered hereunder shall set forth (x) the date upon which such Additional Capital Contribution is due, which date shall not be less than three (3) Business Days after the date of delivery of such Capital Call Notice, and (y) in reasonable detail, the purpose and proposed uses for such Additional Capital Contribution. If Additional Capital

Contributions are required after the funding of the Initial Capital Contributions, such Additional Capital Contributions shall be funded by the Partners in proportion to the amounts of their respective Additional Capital Contribution Participation Percentages. Notwithstanding anything contained herein to the contrary, the Managing Partner will keep the other Partner informed as to the possibility of additional capital calls by the Partnership under this Section 3.3(b) as soon as possible after the Managing Partner has determined that it wishes to request that any such additional capital be Approved by the Partners as a Major Decision.

                           (c) Failure to Make an Additional Capital
Contribution. If a Partner ("THE NONPAYING PARTNER") does not provide its full share of any additional funds pursuant to Sections 3.3(a) or (b) on the terms and within the period set forth therefor (such event being called a "NONPAYMENT"), then the other Partner ("THE PAYING PARTNER"), without limiting or waiving any other rights that it may have hereunder or otherwise, at law or in equity, shall have the right, but shall not be obligated, to (i) withhold or withdraw all or any part of its Additional Capital Contribution, or (ii) make its required Additional Capital Contribution and also provide to the Partnership all or any portion of the Nonpayment on the same terms as such funds were requested from the Nonpaying Partner. Upon the providing of such Nonpayment by the Paying Partner and notice thereof to the Nonpaying Partner, and the failure of the Nonpaying Partner to fully reimburse the Paying Partner for such Nonpayment, together with interest on the amount thereof at the Default Rate, within ten (10) days after the date of such notice, then (A) each of the Participation Percentages (as set forth in the definition in Section 1.1, but, as stated in such definition, not including the Additional Capital Contribution Participation Percentage) of the Nonpaying Partner shall be reduced by a percentage of such Participation Percentage based upon a ratio equal to (x) one and one-quarter (1.25) times the Nonpayment amount to (y) the total amount of Capital Contributions previously made or required to have been made by the Nonpaying Partner (including the Nonpaying Partner's Initial Capital Contribution and all other Capital Contributions previously made, plus the Nonpayment amount, but excluding any prior Nonpayment amounts with respect to which a reduction has previously been made to the Nonpaying Partner's Participation Percentages); (B) each of the Participation Percentages of the Paying Partner shall be adjusted to an amount equal to the excess of one hundred percent (100%) less the Participation Percentages of the Nonpaying Partner, as adjusted pursuant to clause (A) above, (C) this Agreement shall be automatically amended to reflect any such adjustments without any further action of the Partners, (D) the Nonpaying Partner shall pay all reasonable out-of-pocket costs incurred by the Partnership and the Paying Partner as a result of the Nonpayment, and (E) the Additional Capital Contribution of the Nonpaying Partner shall be reduced by the amount of such Nonpayment. By way of example, but without limiting the foregoing provisions of this Agreement, if the Nonpaying Partner's Participation Percentages were both fifty percent (50%), the Nonpayment amount were $100,000, and the total amount of Capital Contributions previously made or required to have been made by the Nonpaying Partner (including the current Nonpayment) were $1,000,000, then the Participation Percentages of the Nonpaying Partner would be reduced by twelve and one-half percent (12.5%) of fifty percent (50%) (i.e., to forty-three and three-quarters percent [43.75%]) and the Participation Percentages of the Paying Partner would be increased by six and one-quarter percent (6.25%) (i.e., to fifty-six and one-quarter percent [56.25%]). The Partners acknowledge and agree that, notwithstanding anything to the contrary herein, the Paying Partner shall not be held accountable or liable under any provision of this Agreement for any violations of the Fractions Rule that may arise from a reduction in the Nonpaying Partner's Participation Percentages as the result of this Section 3.3(c).

                           (d) Default Loans. In the event of a Nonpayment under
this Section 3.3, the Paying Partner, in its sole discretion, may, in lieu of the procedure provided in paragraph (c) above, and without limiting or waiving any other rights that it may have hereunder or otherwise, at law or in equity,
(i) withhold or withdraw all or any part of its Additional Capital Contribution and make a loan to the Partnership in an amount up to the aggregate amount of the Additional Capital Contributions required of both Partners, such loan to be secured by a mortgage on the Properties (to the extent allowed under any other mortgages or security instruments then encumbering the Properties), or (ii) without withholding or withdrawing all of any part of its Additional Capital Contribution, make a recourse loan to the Nonpaying Partner (which loan repayment obligation shall survive liquidation of the Partnership) without the approval of the Nonpaying Partner by advancing for the benefit of (and as an Additional Capital Contribution by) the Nonpaying Partner directly to the Partnership all or any part of the amount of the Additional Capital Contribution that the Nonpaying Partner is required to make hereunder. Any such loan made by a Paying Partner in accordance with the provisions of this paragraph (d) shall be referred to hereinafter as a "DEFAULT LOAN." Such Default Loans shall accrue interest, which shall be compounded monthly, at a per annum rate equal to the Default Rate. The principal balance of the Default Loan plus the accrued and unpaid interest thereon shall be due and payable as set forth in Article 5 hereof. Notwithstanding anything contained herein to the contrary, if a Default Loan is made directly to the Partnership as provided in clause (i) above, then the Nonpaying Partner may cure its default hereunder only by remitting to the Partnership, as an Additional Capital Contribution, an amount equal to the amount necessary to discharge the Default Loan in full (including, without limitation, the remaining outstanding principal of, and all interest accrued on, such Default Loan), in which case such amount remitted will be immediately paid to the Paying Partner as a full repayment of the Default Loan. If a Default Loan is made to a Partner, then (A) the Default Loan (both principal and interest) shall be immediately due and payable from the Nonpaying Partner to the Paying Partner upon demand by the Paying Partner, (B) the Paying Partner shall have and is hereby granted a first and prior lien and security interest upon the Nonpaying Partner's interest in the Partnership and all amounts, payments and proceeds becoming distributable or payable to the Nonpaying Partner to secure repayment of the Default Loan, (C) all Net Cash Flow and all Net Capital Proceeds otherwise distributable to a Nonpaying Partner on account of whose Nonpayment a Default Loan has been made shall be treated as having been distributed to such Nonpaying Partner, but shall be paid directly over (in the case of a Default Loan to the Nonpaying Partner) to the Partner to whom the Default Loan(s) are owed until such Default Loan(s) are paid in full, and (D) the Nonpaying Partner shall pay all costs of collection on any applicable Default Loans, including attorneys' fees, out-of-pocket costs and court costs.

                           (e) No Further Additional Capital Contributions.
Other than as expressly set forth in this Agreement, no Partner shall be required to make any Additional Capital Contributions to the Partnership.

         Section 3.4. Emergency Loans. Notwithstanding anything contained in this Agreement to the contrary, (a) the Managing Partner shall have the power and the authority at any time, and from time to time, to make Emergency Expenditures on behalf of the Partnership and to treat any such Emergency Expenditures as an unsecured loan (an "EMERGENCY LOAN") to the Partnership, and
(b) the other Partner shall have the right to make Emergency Expenditures on behalf of the Partnership and to treat any such Emergency Expenditures as an Emergency Loan, provided that in the case of this clause (b) only, (i) such Partner has first given written notice to the Managing Partner of such Partner's intention to make such Emergency Loan, which notice shall contain a description of the purpose of the Emergency Loan and the date on which such Emergency Loan is intended to be made, and which notice shall be given at least two (2) Business Days prior to the date that such Partner intends to make such Emergency Loan, and (ii) the Managing Partner has failed to make an Emergency Loan for such purpose before the date such Partner stated in its notice to the Managing Partner. All Emergency Loans shall bear interest at a rate equal to the Preferred Return Rate, with interest to accrue from the date such expenditure is made until the date repaid. The principal balance of each Emergency Loan plus the accrued and unpaid interest thereon shall be due and payable as set forth in
Article 5 hereof.

         Section 3.5. Publicity.

                  3.5.1. Sponsor Partner shall cooperate with BIT Partner (and Trustee and its advisors and consultants) with respect to any publicity relating to the acquisition of the Initial Portfolio and shall not schedule any publicity events relating thereto without notification to BIT Partner (it being acknowledged that the foregoing does not include any public reporting by Sponsor or Sponsor Partner in reports required under the Securities Laws as determined in Sponsor Partner's sole discretion). BIT Partner and Trustee shall have the right to participate in any such publicity events. Upon reasonable prior notice to Sponsor Partner, BIT Partner shall also have the right to obtain reasonable publicity on behalf of the Trust in connection with the acquisition of the Initial Portfolio through press releases and participating in such events as opening ceremonies; provided, however, that BIT Partner shall not publicize the investment if, within three (3) Business Days after BIT Partner's foregoing notice to Sponsor Partner, Sponsor Partner notifies BIT Partner that such publicity would cause Sponsor, Sponsor Operating Partnership, Sponsor Partner or the Partnership to violate the Securities Laws (which notice to BIT Partner shall specify, in reasonable detail, the basis for such potential violation). The Initial Portfolio Acquisition Budget shall include Five Thousand Dollars ($5,000) for the costs of a public relations consultant and publicity activities in connection with the Trust's investment in the Initial Portfolio, including without limitation, a reasonable selection of professional publication-quality photographs and artist's renderings of the Improvements on each of the Properties in the Initial Portfolio.

                  3.5.2. Regardless of whether expressly stated in any Additional Portfolio Investment Agreement, the provisions of subsection 3.5.1 shall also apply to each additional Property acquired by the Partnership (whether directly or through one or more Subsidiaries), and the acquisition budget in connection with each Additional Portfolio Investment Agreement shall also include an amount equal to at least Five Thousand Dollars ($5,000) for the purposes provided in subsection 3.5.1 above.

                                   ARTICLE 4
                          MANAGEMENT OF THE PARTNERSHIP

         Section 4.1. General.

                           (a) Sponsor Partner shall be the Managing Partner of
the Partnership. The overall day-to-day management and control of the business and affairs of the Partnership shall be vested in the Managing Partner. Pursuant thereto, the Managing Partner shall also manage and control the business and affairs of the Subsidiary General Partner and the Subsidiaries; provided, however, that all of the provisions of this Agreement regarding the operation of the Partnership shall apply to all actions taken by the Subsidiary General Partner or any of the Subsidiaries. Except where expressly provided in this Agreement to the contrary, all decisions with respect to the management and control of the Partnership which are approved by the Managing Partner shall be binding on the Partnership and all the Partners. The Managing Partner shall have the right, power, authority, obligation and responsibility for conducting the ordinary and usual business and affairs of the Partnership as more fully set forth in, and as limited by, this Agreement. Except as expressly provided below in paragraph (d), the Managing Partner shall receive no compensation for its services as the Managing Partner. In addition to the terms of Section 15.12 of this Agreement, each Partner acknowledges and agrees that the other Partner and its Affiliates may own, operate and/or manage other properties in the markets in which the Properties are located, which other properties may be in direct competition with one or more of the Properties (each such other property, a "COMPETITIVE PROPERTY," and, collectively, the "COMPETITIVE PROPERTIES"). Each Partner shall (i) provide a quarterly report to the other Partner of the location, size, occupancy rate, and rental rate of each Competitive Property (except to the extent such information is subject any confidentiality obligation or agreement), and (ii) in such quarterly report, notify the other Partner of each new lease (and the size of, and rental rate for, the demised premises under such lease) at each Competitive Property (except to the extent such information is subject any confidentiality obligation or agreement). So long as the Managing Partner complies with the foregoing and devotes so much of its attentions and loyalties as shall be necessary for the efficient and effective management of the Partnership (as reasonably determined by the Managing Partner in good faith), then the Managing Partner shall have satisfied its duty of loyalty to the other Partner and the Partnership.

                           (b) Notwithstanding anything to the contrary in this
Agreement, all modifications of, or changes to, the requirements for (i) Initial Capital Contributions or Additional Capital Contributions pursuant to Article 3 hereof, and (ii) determinations of distributions of Net Cash Flow and Net Capital Proceeds and allocations of Net Income and Loss pursuant to Article 5 hereof, shall be Approved by the Partners as a condition to the effectiveness thereof, and where applicable or appropriate, shall be subject to audit in accordance with Article 6 hereof.

                           (c) Notwithstanding anything to the contrary in this
Agreement:

                                    (i) all actions taken by the Partnership
between the Formation Date and the Initial Funding Date (whether or not any such action constitutes a Major Decision, but excluding ministerial acts relating to the formation of the Partnership, the Subsidiary General Partner, and the Subsidiaries) shall be required to be expressly approved or ratified in writing by BIT Partner, which written approval or ratification shall be required to be requested by Sponsor Partner from BIT Partner and, if such action is satisfactory to BIT Partner, the approval or ratification obtained, on or before the Initial Funding Date;

                                    (ii) Sponsor Partner represents and warrants
that the Partnership has not taken any action, conducted any business, or otherwise engaged in any activity from and including the Formation Date through and including the Initial Funding Date unless such action, conduct or activity has been approved or ratified by BIT Partner in writing, as provided above; and

                                    (iii) in addition to, and not in limitation
of or substitution for, any other indemnification obligation by Sponsor or Sponsor Partner under this Agreement or the Initial Portfolio Investment Agreement, Sponsor Partner shall indemnify BIT Partner against and hold BIT Partner harmless from, all loss, claim or liability arising from a breach of the representation and warranty set forth in clause (ii) of this paragraph 4.1(c).

                           (d) The Managing Partner shall be paid the Asset
Management Fee as follows:

                                    (i) The Partnership shall pay the Managing
Partner the Asset Management Fee within thirty (30) days after the end of each fiscal quarter, provided, however, that

                                             (A) the Partnership shall withhold
from such payment the lesser of (1) one-half (1/2) of the Asset Management Fee for such quarter, or (2) an amount equal to (x) the amount necessary to provide an eight and five-eighths percent (8.625%) quarterly return on the Partners' Capital Contributions, less (y) the actual return on the Partners' Capital Contributions for such quarter; provided, however, that the withheld amount shall not be less than zero (0); and

                                             (B) the Partnership shall also
withhold from such payment an amount equal to forty percent (40%) of the portion in excess of Two Thousand Five Hundred Dollars ($2,500), if any, of each Construction Management Fee paid to any Affiliate of Sponsor Partner under any Property Management Agreement for any project completed during such quarter; provided, however, that the withheld amount shall not be less than zero (0); and

provided, further, however, that the total amount withheld under this clause (i) shall not exceed one-half (1/2) of the Asset Management Fee for such quarter.

                                    (ii) Within ninety (90) days after the end
of each Annual Period, the Managing Partner shall determine the difference ("THE ANNUAL ASSET MANAGEMENT FEE RECONCILIATION AMOUNT") between (x) the Annual Asset Management Fee Corrected Amount (as defined below), and (y) the Actual Annual Asset Management Fee Holdback Amount (as defined below).

                                             (A) As used in this clause
4.1(d)(ii), "THE ANNUAL ASSET MANAGEMENT FEE CORRECTED AMOUNT" means the sum of
(1) the Annual Return Shortfall Amount (as defined below) plus (2) the aggregate amount equal to forty percent (40%) of the portion in excess of Two Thousand Five Hundred Dollars ($2,500), if any, of each Construction Management Fee paid to any Affiliate of Sponsor Partner under any Property Management Agreement for any project completed during such Annual Period.

                                             (B) As used in this clause
4.1(d)(ii), "THE ANNUAL RETURN SHORTFALL AMOUNT" means the difference between
(1) the amount necessary to provide an eight and five-eighths percent (8.625%) annual return on the Partners' Capital Contributions for such applicable Annual Period, and (2) the actual return on the Partners' Capital Contributions for such applicable Annual Period.

                                             (C) As used in this clause
4.1(d)(ii), "THE ACTUAL ANNUAL ASSET MANAGEMENT FEE HOLDBACK AMOUNT" means the sum of all amounts actually withheld on a quarterly basis with respect to the applicable Annual Period in accordance with clause 4.1(d)(i) above.

If the Annual Asset Management Fee Corrected Amount is greater than the Actual Annual Asset Management Fee Holdback Amount, the Managing Partner shall, within thirty (30) days after such annual recalculation, refund the Annual Asset Management Fee Reconciliation Amount to the Partnership as a refund of excess payments; provided, however, that the Managing Partner shall not be obligated to pay any amount which, in the aggregate with the Actual Annual Asset Management Fee Holdback Amount, is in excess of one-half (1/2) of the aggregate amount of the Asset Management Fee for such Annual Period. If the Annual Asset Management Fee Corrected Amount is less than the Actual Annual Asset Management Fee Holdback Amount, the Partnership shall, within thirty (30) days after such annual recalculation, pay Annual Asset Management Fee Reconciliation Amount to the Managing Partner.

         Section 4.2. Major Decisions.

                           (a) Major Decisions. Notwithstanding any provision of
this Agreement to the contrary, no act shall be taken or sum expended or obligation incurred by the Partnership, any representative of the Partnership, the Managing Partner, the Subsidiary General Partner, or any Subsidiary with respect to any matter within the scope of the Major Decisions affecting the Partnership, the Subsidiary General Partner, or any Subsidiary unless such Major Decisions have been Approved by the Partners in writing. Without limiting the generality of the other provisions of this Section 4.2, if a request for approval of a Major Decision is made, and such Major Decision, if Approved by the Partners, would result in a transaction that would produce Net Capital Proceeds, then such request shall include a proposed budget in reasonable detail for the cost and expenses to be borne by the Partnership, the Subsidiary General Partner, or any Subsidiary in connection with the transaction which is the subject of such Major Decision. The following are the "MAJOR DECISIONS" requiring Approval by the Partners:

                                    (i) To sell, exchange, lease, mortgage, or
otherwise transfer of all or any part of any Property or any interest in any Property, including any development rights, except for (A) the execution of Leases for the occupancy of space in any Property in compliance with the Leasing Guidelines, (B) the disposition of obsolete furniture and equipment or other personal property in the ordinary course of the operation of any Property (provided the personal property so disposed of is, to the extent necessary or appropriate, replaced by property of at least equal value and quality), and (C) the granting of easements for providing utility services to the applicable Property (provided that such easements are granted in the required or standard form prepared by the applicable utility provider and notice thereof is provided simultaneously to each Partner);

                                    (ii) To purchase or otherwise acquire any
real or personal property except (A) such personal property as shall be approved in the then-current Annual Budget or incidental to the maintenance and repair of a Property in a manner consistent with the Annual Budget then in effect, and (B) in connection with Permitted Expenses;

                                    (iii) To incur any indebtedness (either
secured or unsecured) on behalf of the Partnership, the Subsidiary General Partner, or any Subsidiary except (A) short-term trade debt consistent with the then-current Annual Budget, (B) Emergency Loans, and (C) Default Loans;

                                    (iv) To prepay, recast, extend, amend,
modify, consolidate, increase, or refinance any mortgage or other loan affecting a Property, the Partnership, the Subsidiary General Partner, or any Subsidiary, except such amendments and other modifications as may be necessary to evidence any ministerial changes [e.g., changes of addresses] to the documents evidencing or securing such a loan;

                                    (v) To issue guaranties or become liable as
a surety, accommodation party or otherwise in respect of the indebtedness or obligations of another person (other than in connection with the indebtedness and obligations of the Subsidiary General Partner and the Subsidiaries as Approved by the Partners);

                                    (vi) To enter into or amend any contract, or
any series of similar contracts (including construction contracts, contracts for repairs and alterations and employment agreements) (A) for amounts or purposes not consistent with the then-current Annual Budget (except for Permitted Expenses), (B) the term of which shall exceed one year, or (C) with respect to Service Contracts, which shall not be terminable, without cause, by the Partnership upon thirty (30) days' written notice;

                                    (vii) To make any capital expenditures
during any fiscal year in excess of the expenditures provided for in the Annual Budget for such year, except for Permitted Expenses;

                                    (viii) To acquire stock, partnership
interests or other beneficial interests in any person, or make any other investment in, or loans or advances to, any person, except for investments in
(A) the Subsidiary General Partner and the Subsidiaries, (B) direct obligations of the United States of America or its agencies, (C) obligations guaranteed by the United States of America or its agencies, or (D) certificates of deposit issued by a commercial bank having a net worth in excess of Five Hundred Million Dollars ($500,000,000) or such other net worth as is Approved by the Partners and chartered under the laws of the United States or one of the States thereof, or (E) Repurchase Agreements; provided that in each case such obligations or certificates of deposit shall have remaining maturities of not more than one year; provided, however, that the foregoing shall not limit the Managing Partner's authority to deposit funds pursuant to the provisions of Sections 6.2 and 6.9 below regarding Partnership accounts;

                                    (ix) To enter into or amend any property
management agreement or agreement with a leasing agent for any part of any Property, or to permit the replacement of any property manager retained by the Partnership or a Subsidiary for a Property;

                                    (x) To authorize or permit any change in the
terms (including compensation) of any property management agreement or terminate, renew or extend the same other than in accordance with its terms;

                                    (xi) Under any property management
agreement, (A) to approve the initiation, or the direction of the prosecution of, any lawsuit by the property manager against a tenant, (B) to request that a property manager obtain an inspection of a Property to determine compliance with applicable laws outside the normal course of business, or (C) to approve a modification to the insurance that a property manager is required to carry;

                                    (xii) To settle any claim in excess of Fifty
Thousand Dollars ($50,000) against an insurer in respect of property or casualty insurance or liability insurance;

                                    (xiii) To accept the surrender or
cancellation of any Lease for occupancy of space in any Property prior to the expiration of the stated term thereof (except that the non-managing Partner's consent shall not be required with respect to accepting the surrender or cancellation of any Lease of 10,000 square feet or less, provided that cumulatively the surrender or cancellations of such Leases shall not constitute more than ten percent (10%) of the square footage of the respective Property within any twelve (12) month period);

                                    (xiv) To agree to the modification of the
terms of any Lease for occupancy of space in any Property, except in accordance with the Leasing Guidelines;

                                    (xv) To approve plans and specifications,
and material modifications thereof, for the construction of improvements or alterations, except (A) in accordance with the Annual Budget then in effect, or
(B) for any Permitted Expenses;

                                    (xvi) To change the name of a Property or
any portion thereof;

                                    (xvii) To confess judgment against the
Partnership, any assets of the Partnership, or any material component thereof (including the Subsidiary General Partner or any Subsidiary);

                                    (xviii) To conduct, settle or compromise any
litigation involving a claim against the Partnership, the Subsidiary General Partner, or any Subsidiary in connection with any Property in excess of Fifty Thousand Dollars ($50,000), which claim is not covered by insurance;

                                    (xix) To commence any litigation on behalf
of the Partnership, the Subsidiary General Partner, or any Subsidiary other than litigation (A) to enforce Leases and Service Contracts affecting a Property, or
(B) for amounts not greater than Fifty Thousand Dollars ($50,000);

                                    (xx) To approve any Annual Budget, Leasing
Guidelines, or standard form lease;

                                    (xxi) To consent to or acquiesce in any
change to the zoning or other land use status of any Property;

                                    (xxii) To consent to or acquiesce in any
change in the real property tax status of any Property;

                                    (xxiii) To engage or employ accountants
(other than the Person identified as the Accountant in Section 1.1 above) or engage or employ attorneys, except in connection with normal and customary matters relating to the management and operation of a Property (including in connection with the enforcement of Leases and Service Contracts) in accordance with the then-current Annual Budget or Permitted Expenses (at the election of the Managing Partner, the proposed Annual Budget may include a list of proposed professionals to be engaged for such tasks);

                                    (xxiv) To establish reserves for capital
replacements, working capital or any other item in any year in excess of those provided in the Annual Budget for such year;

                                    (xxv) To require any capital contributions
other than in accordance with the terms of this Agreement;

                                    (xxvi) To impose a condominium declaration
or other common ownership regime upon any Property or convert any Property from a rental property to a unit-sale property;

                                    (xxvii) To apply condemnation awards or
insurance proceeds in excess of Fifty Thousand Dollars ($50,000) to the restoration or repair of any Property unless required by the terms of any loan documents evidencing and/or securing any financing of the Partnership that has been Approved by the Partners;

                                    (xxviii) To take any other action expressly
required under this Agreement to be approved by BIT Partner or Approved by all Partners (except for any Permitted Expenses);

                                    (xxix) To take or approve any of the
foregoing actions with respect to the Subsidiary General Partner or any Subsidiary; or

                                    (xxx) To convey, encumber, exchange, or
otherwise transfer of all or any part of the ownership interests in the Subsidiary General Partner.

                           (b) Notwithstanding anything herein to the contrary,
a decision on any matter or action of the Partnership (other than an action or matter specifically identified in an Annual Budget Approved by the Partners) shall be a Major Decision and shall require the prior written consent of BIT Partner (and, absent such prior written consent, the Managing Partner and the Partnership shall have no authority to take, or to omit from taking, any such action) if, in the reasonable determination of BIT Partner, it could (i) have an adverse effect on the tax exempt status of BIT, (ii) create a reasonable possibility that any non-de minimis income of the Partnership allocated to BIT Partner will be taxed as UBTI, or (iii) result in a non-exempt "prohibited transaction" under ERISA or the Code. The Managing Partner shall take all actions (or omit to take actions) as may be reasonably necessary to avoid the occurrence of any of the aforesaid consequences.

                           (c) Notwithstanding anything herein to the contrary a
decision on any matter or action of the Partnership shall be a Major Decision and shall require the prior written consent of Sponsor Partner if, in the reasonable determination of Sponsor Partner, it could have an adverse effect on Sponsor's status as a "real estate investment trust" under Code Sections 856 through 860.

                           (d) If the Managing Partner shall request in writing
the consent of the other Partner to any Major Decision, the proposed Major Decision shall be deemed approved unless, within ten (10) Business Days following the other Partner's receipt of the Managing Partner's request for approval, the other Partner, by written notice to the Managing Partner, either
(i) conditionally consents and specifies conditions which must be satisfied in order for such consent to be effective, (ii) objects to the proposed Major Decision and specifies the basis for such objection(s), or (iii) requests additional information which the other Partner requires the Managing Partner to provide with respect to the proposed Major Decision; PROVIDED, HOWEVER, THAT SUCH DEEMED APPROVAL BY THE OTHER PARTNER SHALL NOT APPLY UNLESS THE NOTICE BY THE MANAGING PARTNER TO THE OTHER PARTNER REQUESTING APPROVAL OF SUCH MAJOR DECISION EXPRESSLY RECITES SUCH DEEMED APPROVAL PERIOD. If the Managing Partner's original notice of the proposed Major Decision expressly recites such deemed approval period and the other Partner requests additional information pursuant to the clause (iii) of the foregoing sentence, the proposed Major Decision shall be deemed approved unless, within five (5) Business Days following the receipt of such requested additional information by the other Partner, the other Partner, by written notice to the Managing Partner, either
(A) conditionally consents and specifies conditions which must be satisfied in order for such consent to be effective, or (B) objects to the proposed Major Decision and specifies the basis for such objection(s).

                           (e) If the Partnership, the Subsidiary General
Partner, or a Subsidiary (as applicable) is not authorized to execute a lease with a prospective tenant that otherwise complies with the Leasing Guidelines because such lease would create UBTI for BIT Partner or the Trust under the UBTI Leverage Exemption Conditions, and the Partnership thereby suffers an adverse economic effect in the reasonable determination of Sponsor Partner, then BIT Partner shall make the Partnership (or Sponsor Partner) "whole" by (at BIT Partner's option) either:

                                    (i) Retiring and refinancing the outstanding
principal amount of the existing indebtedness secured by the applicable Property through a new loan by BIT, BIT Partner, or an Affiliate of BIT to such Subsidiary (a "MAKE-WHOLE LOAN") on commercially reasonable terms and on terms at least as favorable as the debt being retired (and BIT Partner shall pay all costs and fees in connection with the retirement of the existing indebtedness), and permitting the Managing Partner to cause the Partnership, the Subsidiary General Partner, or the applicable Subsidiary (as applicable) to enter into such lease with such prospective tenant; or

                                    (ii) Directing the Partnership to make
distributions of Net Cash Flow to Sponsor Partner from amounts of Net Cash Flow otherwise distributable to BIT Partner, but for such direction by BIT Partner) in an amount equal to the Net Cash Flow that would have been distributed to Sponsor Partner by the Partnership on a pro forma basis assuming such potential lease had been executed by the prospective tenant (a "MAKE-WHOLE PAYMENT"), and not permitting the Partnership, the Subsidiary General Partner, or the applicable Subsidiary (as applicable) to enter into such lease with such prospective tenant.

         Section 4.3. Duties and Responsibilities of the Managing Partner.

                           (a) The Managing Partner, in the exercise of its
rights and discharge of its responsibilities to the other Partner and the Partnership under this Agreement, shall (i) act in a commercially reasonable manner, and (ii) observe duties of good faith, due care, fair dealing, and candor. On behalf of the Partnership, the Managing Partner shall (x) use commercially reasonable efforts to implement or cause to be implemented all Major Decisions after they are Approved by the Partners, (y) if and when authorized to do so hereunder, or after approval of a Major Decision has taken place, execute documents and agreements on behalf of the Partnership, and (z) use commercially reasonable efforts to conduct or cause to be conducted the ordinary and usual business and affairs of the Partnership in accordance with and as limited by this Agreement, and shall have such powers, duties, authority and responsibilities as are reasonably necessary in connection therewith (but subject to the other terms of this Agreement), including, without limitation, exercising its authority and using diligent efforts (without being required to expend its own funds and subject to the limitations on the Managing Partner's authority set forth herein) to do the following:

                                    (i) Cause the Partnership to enforce the
obligations of each Partner with respect to each Capital Contribution as required by this Agreement;

                                    (ii) Protect and preserve the titles and
interests of the Partnership (or the applicable Subsidiary) with respect to each Property and any other assets owned by the Partnership and, should any claims, demands, suits or legal proceedings be made or instituted against the Partnership (or the Subsidiary General Partner or any Subsidiary) by other parties, the Managing Partner shall promptly give to BIT Partner all information relevant thereto which is within the Managing Partner's possession or control;

                                    (iii) Cause the Partnership to pay, before
delinquency and prior to the addition thereto of interest or penalties, all insurance premiums, taxes, assessments, water and sewer bills, vault fees, rents and other impositions applicable to any Property or other assets owned by the Partnership (or any Subsidiary) and undertake, when Approved by the Partners, any action or proceedings seeking to reduce such taxes, assessments, rents or other impositions, and, to the extent the Managing Partner reasonably foresees any such delinquencies, the Managing Partner shall advise the other Partner in writing, not less than thirty (30) days prior to the delinquency date of any such taxes, assessments, water and sewer bills and vault fees, or the due date of rents or other impositions for which the Managing Partner does not hold sufficient funds of the Partnership to pay;

                                    (iv) Cause the Partnership (either directly
or acting through one or more Subsidiaries) to effect (A) normal operating repairs, replacements or improvements to each Property as needed, (B) any such work required by a tenant of a Property in connection with the leasing or releasing of space in such Property in the ordinary course of business pursuant to a Lease in accordance with the Leasing Guidelines or otherwise Approved by the Partners, and (C) any such work in connection with any Emergency Expenditures;

                                    (v) Cause the Partnership to establish the
Capital Reserve Account (to the extent required under the then-current Annual Budget or as otherwise Approved by the Partners), which shall be funded and managed in accordance with this Agreement and the Annual Budget (or as otherwise Approved by the Partners);

                                    (vi) Cause the Partnership (or the
applicable Subsidiary) to enter into Leases for the occupancy by tenants of space in each Property in accordance with the Leasing Guidelines or otherwise Approved by the Partners;

                                    (vii) Cause the Partnership to collect all
rents and keep all books of account and other records required by the Partnership, keep vouchers, statements, receipted bills, invoices and all other records, covering all collections, disbursements and other data in connection with each Property in accordance with the requirements of the Property Management Agreement; and, upon reasonable prior notice to the Managing Partner, permit BIT Partner or any person designated by any Partner, at any reasonable time, at its or their own expense, to audit the books, records, and accounts of the Managing Partner relating to each Property, and the Managing Partner will exhibit such books, records and accounts to any person designated by the other Partner for that purpose, which books, records and accounts relating to each Property, including all correspondence and Leases, shall be the property of the Partnership and, upon termination of the appointment of the Managing Partner shall be surrendered to the Partnership without charge therefor;

                                    (viii) Cause the Partnership (directly or
through one or more Subsidiaries) to operate, maintain, repair and otherwise manage each Property;

                                    (ix) Cause the Partnership (directly or
through one or more Subsidiaries) to keep each Property in good and marketable condition (excepting reasonable wear and tear and damage due to casualty, to the extent insurance against such casualty is not required to be maintained under the terms of this Agreement);

                                    (x) Cause the Partnership, the Subsidiary
General Partner, and each Subsidiary to use commercially reasonable efforts to
(A) enforce any obligation of any third party (including, without limitation, each tenant and service provider) to comply with all Environmental Laws in relationship to its use of, or activities at, a Property, to the extent the Managing Partner has knowledge of such use or activity, and (B) keep the Properties free of, or cause the removal of, any liens arising under the Environmental Laws as a result of a violation thereof;

                                    (xi) Cause the Partnership (directly or
through one or more Subsidiaries) to require that any contractor performing work on any Property (A) maintain insurance in accordance with this Agreement and otherwise satisfactory to the Managing Partner and any mortgagee of such Property, including, but not limited to, worker's compensation insurance, employer's liability insurance and insurance against liability for injury to persons and property arising out of all of such contractor's operations, and the use of owned, non-owned, or hired automotive equipment in the pursuit of all such operations, and (B) to the extent permitted under the laws of the applicable State and in accordance with local custom and practice, waive mechanic's lien or construction lien rights, if any, which may arise as a result of such work by contractors and materialmen;

                                    (xii) Cause to be prepared and distributed,
the statements and reports described in Article 6 hereof;

                                    (xiii) Cause the Partnership (directly or
through one or more Subsidiaries) to enter into arrangements with third-party cooperating brokers to assist in the leasing of space in each Property to tenants (in substantial accordance with the terms of the form Leasing Agreement then in effect, subject to modification of the terms thereof as permitted under paragraph 4.9(c) below), if, in the reasonable judgment of the Managing Partner, such arrangements are necessary, prudent and consistent with existing standards for such arrangements in the metropolitan area in which each such Property is located, and cause the Partnership (directly or through one or more Subsidiaries) to pay any such leasing or brokerage commissions incident thereto as a Partnership expense;

                                    (xiv) Cause the Partnership (directly or
through one or more Subsidiaries) to purchase and maintain fire and extended coverage, liability, workmen's compensation, rental, business interruption and other insurance with respect to each Property and other property of the Partnership, the Subsidiary General Partner and the Subsidiaries, all in accordance with the provisions of Article 9 hereof;

                                    (xv) Cause the Partnership (directly,
through the Subsidiary General Partner, or through one or more Subsidiaries) to make (prior to any delinquency) all required payments of principal and interest with respect to any indebtedness of the Partnership, the Subsidiary General Partner, or any Subsidiary;

                                    (xvi) Cause the Partnership (directly or
through one or more Subsidiaries) to employ and dismiss from employment any and all employees and agents, and obtain all management, legal, leasing, accounting, and other services necessary in connection with the operation or management of each Property or other property of the Partnership, the Subsidiary General Partner, or any Subsidiary;

                                    (xvii) Cause (and shall have all authority
to take any action to cause) the Partnership to meet at all times the requirements for a "real estate operating company" within the meaning of the Plan Assets Regulations or otherwise comply with the Plan Assets Regulations so that the underlying assets of the

Partnership (whether title thereto is held directly or through one or more Subsidiaries) are not deemed to be assets of BIT or BIT Partner under ERISA;

                                    (xviii) Provide for and oversee the property
management services to be performed by the Property Manager, for the operation of each Property, under the conditions, on the terms and provisions set forth in the Property Management Agreement, or employ others to provide all or any part of such services; and if a Property Management Agreement shall terminate, the Managing Partner shall cause the Partnership (directly, through the Subsidiary General Partner, or through one or more Subsidiaries) to employ others to provide all or any part of such services on commercially reasonable terms for the metropolitan area in which such Property is located;

                                    (xix) Cause the Partnership, the Subsidiary
General Partner, and the Subsidiaries to maintain all funds of the Partnership, the Subsidiary General Partner, and the Subsidiaries (except funds maintained as set forth in the Property Management Agreement or as required by any lender, if applicable) in an account or accounts and in a bank or banks Approved by the Partners;

                                    (xx) Make distributions from the funds of
the Partnership periodically to the Partners in accordance with the provisions of this Agreement;

                                    (xxi) Use commercially reasonable efforts to
insert, into any contract, Lease or other instrument entered into on behalf of the Partnership, the Subsidiary General Partner, or any Subsidiary, a provision that limits the liability of the Partners to the assets and property of the Partnership, the Subsidiary General Partner, or such Subsidiary, as the case may be;

                                    (xxii) Generally, and except as expressly
prohibited herein, do all things in connection with any of the foregoing, generally manage and administer the day-to-day business and affairs of the Partnership, the Subsidiary General Partner, and the Subsidiaries, execute all documents on behalf of the Partnership, the Subsidiary General Partner, and the Subsidiaries in connection therewith, and, in accordance with and subject to the terms of this Agreement, pay as a Partnership expense all costs or expenses connected with the operation or management of the Partnership, the Subsidiary General Partner, each Subsidiary, and each Property (except as otherwise provided herein), and sign or accept all checks, notes and drafts on the Partnership's behalf (or on behalf of the Subsidiary General Partner or a Subsidiary, as the case may be), it being understood and agreed that no delegation of duties or responsibilities by the Managing Partner shall relieve, impair or diminish the liability and obligation of the Managing Partner to perform the foregoing duties and responsibilities or impose any liability or obligation on the other Partner; and

                                    (xxiii) Cause the Partnership to effectuate
the purpose of the Partnership as described in Section 2.3 of this Agreement.

                  (b) During the term of this Agreement, the Managing Partner shall not knowingly cause the Partnership, the Subsidiary General Partner, or any Subsidiary to fail to comply in all material respects with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards, and officers, any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to the Partnership or any Property or the operation or management thereof (including, without limitation, all applicable Environmental Laws and all laws, ordinances, orders, rules, regulations and requirements relating to restraint of trade, accessibility for disabled individuals, occupational health and safety matters, and discrimination whether on the basis of race, creed, color, national origin, age, sex, marital status or otherwise), and when the Managing Partner deems appropriate, the Managing Partner shall contest the validity or application of any such law, ordinance, order, rule, regulation or requirement.

                  (c) The Managing Partner shall have the authority to make expenditures and satisfy obligations in accordance with the Annual Budget Approved by the Partners for the subject Annual Period. Except as provided in this paragraph, the Managing Partner shall not have any authority to make any other expenditure or satisfy any other obligation on behalf of the Partnership. No reallocation of line items within the Annual Budget Approved by the Partners for a particular Annual Period shall be made without being Approved by the Partners; provided, however, that any Permitted Expenses shall be payable by the Managing Partner despite the line item limitations imposed under any Annual Budget, and any such payment shall not be deemed to be an excess expenditure for purposes of the immediately preceding sentence or a Major Decision for the purposes of Section 4.2. The Managing Partner agrees that any damages recovered by the Partnership after pursuing any remedies available to it shall, notwithstanding any other provision in this Agreement to the contrary, be forthwith, upon receipt thereof, utilized to pay the costs and expenses of the Partnership incurred as a result of recovering such damages. The Managing Partner shall use reasonable commercial efforts to not expend more than the fair and reasonable market value at the time and place of delivery or performance for any goods purchased or services engaged on behalf of the Partnership. Notwithstanding the foregoing provisions of this paragraph (c), the Managing Partner shall have the power and the authority at any time or from time to make Permitted Expenses.

                  (d) Notwithstanding any other provision of this Agreement, the Managing Partner shall have no authority, without the prior written consent of the other Partner, to (i) do any act in contravention of this Agreement or the articles of organization of the Partnership; (ii) do or omit to do any act the doing of or failure to do which would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided herein and provided that adequate financial resources are available to the Partnership;
(iii) possess Partnership property, or assign its rights in specific Partnership property, for other than a Partnership purpose; or (iv) admit any Person as a Partner.

                  (e) While conducting the business of the Partnership, the Managing Partner shall not knowingly act or fail to act in any manner which the Managing Partner knows would (i) cause the Partnership to be treated for federal income tax purposes other than as a partnership, (ii) cause the Partnership to fail to qualify as a limited liability partnership under the Act, (iii) cause either Partner to be liable for Partnership obligations in excess of any due and unpaid Capital Contributions or be liable for the return of any Partnership distribution, or (iv) cause Sponsor to fail to qualify as a real estate investment trust.

                  (f) The Managing Partner shall exercise good faith in all activities relating to the conduct of the business of the Partnership, including the ownership, operation and maintenance of the Property, and shall take no action in its capacity as the Managing Partner with respect to the business and property of the Partnership which is not reasonably related to the achievement of the purpose of the Partnership, as set forth in Section 2.3.

      Section 4.4. Rights Not Assignable. The rights of Sponsor Partner, as the Managing Partner, shall not be assignable by Sponsor Partner voluntarily or by operation of law, except as otherwise expressly provided herein. The duties of the Managing Partner shall not be delegated, voluntarily or otherwise, except as expressly provided herein or pursuant to a Property Management Agreement or a Leasing Brokerage Agreement Approved by the Partners. This Agreement shall not be assignable by Sponsor Partner, except as otherwise expressly provided herein.

      Section 4.5. Property Management Agreement. The Partnership shall enter into a property management agreement (each a "PROPERTY MANAGEMENT AGREEMENT") with a third-party property management company (which may be an Affiliate of Sponsor Partner) (each a "PROPERTY MANAGER") with respect to each Property. The Property Manager shall be either (i) Keystone Realty Services, Inc. (or another Affiliate of Sponsor Partner operating under the same performance standards as are in effect for Keystone Realty Services, Inc. from time to time, provided, however, that no Affiliate of Sponsor Partner may become a Property Manager at any time after the occurrence of a Termination Default), or (ii) another third-party property management company Approved by the Partners. Each Property Management Agreement shall be in the form attached hereto as EXHIBIT E. In any event, each Property Management Agreement shall conform with the requirements necessary for the Partnership to qualify as a "real estate operating company," as provided above. Unless otherwise Approved by the Partners, the property management fees (collectively, "THE PROPERTY MANAGEMENT FEE") payable to the Property Manager under any Property Management Agreement (a) shall be payable in monthly installments; and (b) shall be three percent (3%) of collected gross revenues of the operation of the applicable Property. Sponsor Partner acknowledges and agrees that, notwithstanding anything to the contrary contained herein, any consent or approval of the Partnership relating to the Property Management Agreement which is not within the Managing Partner's authority under this Article 4 shall be subject to being Approved by the Partners. Notwithstanding any provision of this Agreement to the contrary, BIT Partner shall have the right, exercisable by written notice to the Managing Partner, to require the Managing Partner to terminate any Property Management Agreement:

                        (i) immediately upon the occurrence of a Property Management Termination Default;

                        (ii) at any time when the removal of Sponsor Partner as the Managing Partner in accordance with Article 11 hereof is pending; or

                        (iii) immediately prior to the conveyance of a Property to BIT Partner or its designee pursuant to Article 8 or Article 12 hereof.

      Section 4.6. Concerning the Non-Managing Partner. For so long as BIT Partner is not the Managing Partner, BIT Partner shall not take part in the management or control of the business of the Partnership, except with respect to the approval rights and other rights expressly provided for herein, and shall not have any authority to bind the Partnership except as expressly provided in this Agreement. A Partner who is not the Managing Partner, in the exercise of its rights and discharge of its responsibilities to any other Partner and the Partnership under this Agreement, shall act in a commercially reasonable manner and in good faith.

      Section 4.7. Authority. To the extent that the Managing Partner is authorized to act for the Partnership in accordance with this Agreement, the Managing Partner shall be authorized, with its signature alone, to bind the Partnership under, and to execute and deliver on behalf of the Partnership, such documents and instruments as may be necessary and appropriate to carry out the decisions made by the Managing Partner or Approved by the Partners. In dealing with the Managing Partner, no Person shall be required to inquire into the Managing Partner's authority to bind the Partnership.

      Section 4.8. Designated Representatives; Executive Committee.

            4.8.1. Each Partner shall designate in writing to the other Partner one or more representatives who each shall be authorized to act under this Agreement for and on behalf of such Partner. Any act, approval, consent or vote of any one (1) representative of a Partner so designated shall be deemed to be the act, approval, consent or vote of said Partner, and no Person (including the Partnership and the other Partner) shall be required to inquire into the authority of such representative as to such act, approval, consent or vote on behalf of the Partner who has designated such representative. If a Partner designates more than one representative, and such representatives act inconsistently or express inconsistent positions, then the other Partner may rely on the acts and expressions of either one of such representatives, as such other Partner determines in its sole discretion. Any representative of a Partner may be replaced by a successor representative by notice to the other Partner and designation of a substitute for such representative. Sponsor Partner hereby designates Jeffrey Kelter and Robert F. Savage, Jr. as its initial representatives. BIT Partner hereby designates Ardyth L. Hall and David C. Schenning as its initial representatives.

            4.8.2. The designated representatives of each of the Partners shall collectively constitute the Executive Committee of the Partnership. Any matter which this Agreement requires be Approved by the Partners shall be determined by the Executive Committee. Regardless of the number of Persons serving on the Executive Committee, Sponsor Partner shall have only one (1) vote and BIT Partner shall have only one (1) vote. If the Persons serving on the Executive Committee on behalf of either Partner vote inconsistently on any matter, the other Partner may select which vote to accept as the vote of such Partner, as such other Partner determines in its sole discretion.

     Section 4.9. Leases and Compliance with Leases.

                  (a) Attached hereto as EXHIBIT C are the initial Leasing Guidelines for each of the Properties. On or before November 15th in each year, the Managing Partner shall submit to the other Partner, for the approval of such Partner, proposed Leasing Guidelines for all Leases for each Property to be entered into in the following Annual Period and for all modifications during such Annual Period of any Lease in existence as of such date, which Leasing Guidelines the Managing Partner shall have prepared in good faith and in a commercially reasonable manner. If any disagreement arises between the Managing Partner and the other Partner regarding the Leasing Guidelines for a Property, the Managing Partner and the other Partner shall endeavor in good faith to resolve the differences on or before December 15th in each year. If the Managing Partner and the other Partner do not agree upon the Leasing Guidelines for a Property on or before December 15th in each year, then the existing Leasing Guidelines for such Property shall continue as the Leasing Guidelines for such Property during the next Annual Period (or until the Managing Partner and the other Partner agree upon new Leasing Guidelines for such Property).

                  (b) Prior to closing upon the acquisition of one or more additional Properties pursuant to an Additional Portfolio Investment Agreement, the Partners shall agree upon the Leasing Guidelines for each such additional Property. Upon the establishment of such initial Leasing Guidelines for each additional Property, each of such Leasing Guidelines shall be subject to annual revision in accordance with paragraph (a) above.

                  (c) Unless and until a modification thereto or replacement thereof is Approved by the Partners, all Leases shall conform to the lease form attached hereto as EXHIBIT D, subject to (i) such changes to the lease form as may be required to comply with the requirements of the laws of the jurisdiction in which the applicable Property is situated, (ii) such changes in such Lease as may be Approved by the Partners, and (iii) such changes in such Lease as the Managing Partner determines to be appropriate, in the Managing Partner's commercially reasonable judgment, except that such authority of the Managing Partner shall not extend to either (A) modifying the term, rental rate, tenant concessions, or square footage beyond the range permitted under the applicable Leasing Guidelines, or (B) modifying any provision of the form lease pertaining to ERISA, UBTI, or the Labor Covenant.

      Section 4.10. Other Prohibited Transactions. Notwithstanding any other provision of this Agreement to the contrary, the Managing Partner shall not permit or cause the Partnership, the Subsidiary General Partner, or any Subsidiary to take any of the following actions with respect to any Property in the absence, in each instance, of the prior written consent of BIT Partner:

                  (a) Neither the Partnership, the Subsidiary General Partner, nor any Subsidiary shall enter into any agreement or Lease with respect to any Property which contains any provision for the payment of rental or other sums based in whole or in part on the income or profits (other than gross receipts) derived by the other contracting party thereunder from the premises demised thereby as determined in accordance with Code Section 512(b)(3)(B)(ii) and the Treasury Regulations promulgated thereunder;

                  (b) Neither the Partnership, the Subsidiary General Partner, nor any Subsidiary shall enter into any agreement or Lease relating to any Property under or in connection with which the rent or other payment attributable to personal property for any year exceeds ten percent (10%) of the total rents received under or in connection with such agreement or Lease as determined in accordance with Code Section 512(b)(3)(A)(ii) and the Treasury Regulations promulgated thereunder;

                  (c) Neither the Partnership, the Subsidiary General Partner, nor any Subsidiary shall provide any services which are primarily for the convenience of the tenants of any Property and are other than services usually or customarily rendered in connection with the rental for occupancy only of industrial/warehouse space, as more particularly described in Treasury Regulations Section 1.512(b)-1(c)(5) (and provisions for the tenants' use of parking spaces and storage areas, if any, shall be included in the tenants' occupancy leases without separately stated charges for such use);

                  (d) Neither the Partnership, the Subsidiary General Partner, nor any Subsidiary shall sell or otherwise dispose of the Property in any manner that would cause the Property to be treated as property held primarily for sale to customers in the ordinary course of the Partnership's trade or business as determined in accordance with Code Section 512(b)(5)(A) or (B) and the Treasury Regulations thereunder; and

                  (e) At any time that any Property would otherwise be considered debt-financed property for purposes of Code Section 514, the Partnership will meet the requirements of Code Section 514(c)(9)(B)(i) through
(vi), such that any such financing shall not constitute "acquisition indebtedness" for purposes of Code Section 514.

      Section 4.11. Labor Covenant.

                  (a) Except as otherwise provided in this Section 4.11, all, if any, on-site construction (including repair and replacement work) at any Property (i) shall be performed solely by contractors and sub-contractors employing craft workers represented by unions affiliated with the local and/or national Building and Construction Trades Council, AFL-CIO, and/or The Building and Construction Trades Department,

AFL-CIO, and (ii) all such employment shall (to the extent within the Managing Partner's control) conform to traditional craft jurisdictions in the area of such Property.

                  (b) Except as otherwise provided in this Section 4.11, if any construction of the exterior or structural portions of the Improvements on any Property uses components that are fabricated off-site (e.g., EIFS or brick panel systems), the components must be fabricated in a union-signatory plant and must be delivered to the construction site by a union-signatory transportation company.

                  (c) The Managing Partner shall (i) include the Labor Covenant in each contract entered into by the Partnership (or the Subsidiary General Partner or any Subsidiary) in connection with any construction at any Property, and (ii) include in each contract entered into by the Partnership in connection with any construction at the Property (except for services for operation and maintenance of the Property), a requirement that each such contracting party include the Labor Covenant in each of its subcontracts. From time to time during the course of any construction at any Property, the Managing Partner shall be obligated to provide such evidence as BIT Partner may reasonably require that the Labor Covenant is being fully and faithfully observed, and the Managing Partner shall include the obligation to provide such evidence in each contract entered into by the Partnership (or the Subsidiary General Partner or any Subsidiary) in connection with any such construction at a Property.

                  (d) If, pursuant to this Agreement, casualty insurance proceeds or condemnation awards are permitted to be applied to reconstruction, replacement or repair of the Improvements, the Managing Partner shall be obligated to cause the Labor Covenant to be observed with respect to such reconstruction, replacement or repair.

                  (e) Subject to subparagraphs (i) through (iii) of this paragraph, the Labor Covenant shall be included in any New Lease. The Managing Partner shall use commercially reasonable efforts to incorporate the Labor Covenant (subject to subparagraphs (i) through (iii) of this paragraph) in any amendment of any Existing Lease. If included in any Lease, but subject to the limitations of subparagraphs (i) through (iii) of this paragraph, the Labor Covenant shall be included in all contracts with any contractors or subcontractors in connection with any construction work under such Lease.

                        (i) The Labor Covenant will be required for any work under a Landlord-Controlled TI Contract.

                        (ii) For any Property not in the Indianapolis, Indiana metropolitan area, the Labor Covenant shall be required to be included in each Tenant-Controlled TI Contract for which the costs under such Tenant-Controlled TI Contract exceed the property-specific threshold amount as set forth on
SCHEDULE 2 attached hereto and incorporated herein.

                        (iii) For any Property in the Indianapolis, Indiana metropolitan area, the Labor Covenant shall be required to be included in all Tenant-

Controlled TI Contracts except for those Tenant-Controlled TI Contracts for which the aggregate costs under such Tenant-Controlled TI Contracts do not exceed the property-specific threshold amount as set forth on SCHEDULE 2 attached hereto and incorporated herein.

                        (iv) Property-specific Tenant-Controlled TI Contracts thresholds for each additional Property acquired by the Partnership will be established by the Partners as part of the prospective investment's underwriting and investment approval process (with the understanding that the methodology utilized for the Initial Portfolio will form the basis for such decision) and will be evidenced by adopting a supplement to, or replacement of, Schedule 2 to this Agreement.

                  (f) Except as provided in subparagraphs (i) and (ii) of this paragraph, all Service Contracts shall be entered into with contractors who use or employ union labor ("THE SERVICES COVENANT").

                        (i) A Tenant-Obligation Service Contract shall be subject to the Services Covenant only if in excess of Twenty Thousand Dollars ($20,000) annually.

                        (ii) Prior to soliciting or accepting bids for, or entering into any Service Contract, the Managing Partner shall provide the scope of services for the proposed Service Contract to BIT Partner and BIT Partner shall promptly provide a comprehensive list of qualifying contractors who use or employ union labor and operate in the market of the applicable Property. The Managing Partner shall solicit bids for the proposed Service Contract from all the contractors on such list; provided, however, that if there are less than two
(2) contractors on such list, the Managing Partner may recommend and solicit bids from any other contractor that provides such services in the applicable market.

                  (g) Sponsor Partner, as the Managing Partner, acknowledges that the undertakings in this Section (collectively, "THE LABOR COVENANT") are a material inducement to BIT Partner's willingness to enter into this Agreement.

      Section 4.12. Debt Capitalization.

            4.12.1. The Partners shall use reasonable efforts to cause the Partnership to maintain (either through new financing or assumption of existing financing, secured by Property-specific mortgages) a Leverage Ratio equal to the Target Leverage Ratio. If the Leverage Ratio as of the Initial Funding Date is in excess of the Target Leverage Ratio, the Partnership will use reasonable efforts to reduce the Leverage Ratio to the Target Leverage Ratio by refinancing one or more of the Properties or by acquiring additional Properties in accordance with the terms set forth on EXHIBIT G attached hereto or such other terms as Approved by the Partners. If the Leverage Ratio as of the Initial Funding Date is less than the Target Leverage Ratio, the Partnership will use reasonable efforts to increase the Leverage Ratio to the Target Leverage Ratio by financing or refinancing one or more of the Properties or by assuming additional indebtedness through acquiring additional Properties in accordance with the terms set forth on EXHIBIT G attached hereto or such other terms as Approved by the Partners.

            4.12.2. Nothing in this Section 4.12 shall be construed as a consent under, or waiver of, any of the other requirements of this Article 4, including, but not limited to, Section 4.2 (Major Decisions). Neither Partner shall be required to approve, or deemed to have approved, any Major Decision under
Section 4.2 hereof because of the provisions of this Section 4.12. The Partners acknowledge and agree that the Target Leverage Ratio is aspirational. The Leverage Ratio resulting from a capital event otherwise Approved by the Partners under this Article 4 (such as an acquisition [including the acquisition of the Initial Portfolio], disposition, financing or refinancing) shall be deemed to have resulted from the Partners' and the Partnership's reasonable efforts to match the Leverage Ratio with the Target Leverage Ratio and the Leverage Ratio resulting therefrom shall be deemed to have been Approved by the Partners for the purposes of this Section 4.12.

            4.12.3. The Partners shall use reasonable efforts to cause the Partnership to seek to obtain and maintain a Leverage Ratio at the Target Leverage Ratio by encumbering specific Properties with mortgage indebtedness. Additionally, it is understood by both Partners that any new debt financing (i.e., excluding existing indebtedness to be assumed by the Partnership in connection with the Initial Portfolio) would exceed a 60% Leverage Ratio for any Property only in unusual circumstances. It is understood by both Partners that debt financing will not be utilized on select investments of the Partnership if such debt financing is deemed by BIT Partner to be likely to cause income from such Property to be taxed for BIT Partner as UBTI.

            4.12.4. Sponsor Partner acknowledges that, in accordance with the provisions of this Agreement, BIT Partner (i) may elect not to approve new indebtedness on certain Properties due to UBTI concerns, and (ii) BIT Partner may elect to cause the refinancing one or more mortgages on specific Properties pursuant to the provisions of Section 4.2(e) hereof. Any such mortgage refinanced by BIT Partner or any of its Affiliates shall constitute indebtedness included in the calculation of the Leverage Ratio.

      Section 4.13. Asset Acquisition Fee. For its services in identifying and evaluating acquisitions, Sponsor Partner (or an Affiliate of Sponsor Partner designated by Sponsor Partner) shall receive an Asset Acquisition Fee from the Partnership in connection with the acquisition of any Property from a third party (i.e., from a Person other than either Partner or any Affiliate of either Partner) in accordance with an Additional Portfolio Investment Agreement, which fee shall be payable only upon the completion of closing on such acquisition. Sponsor Partner shall not receive an Asset Acquisition Fee in connection with
(a) the Initial Portfolio, or (b) any acquisition from either Partner or any Affiliate of either Partner.

      Section 4.14. Asset Disposition Fee. Upon any sale, exchange or other voluntary disposition of any Property, Sponsor Partner (or an Affiliate of Sponsor Partner designated by Sponsor Partner) shall receive the Asset Disposition Fee from the Partnership, which fee shall be payable only upon the completion of closing on such disposition; provided, however, that Sponsor Partner shall not receive the Asset Disposition Fee if either (i) a broker is engaged by or on behalf of the Partnership (or the Subsidiary General Partner or applicable Subsidiary) who is not an Affiliate of Sponsor Partner (or the fees of such broker, even if engaged by others, are payable out of the proceeds of such sale, exchange or other voluntary disposition and such proceeds would otherwise be payable to the Partnership), or (ii) such Property or other asset is purchased by Sponsor, Sponsor Partner, BIT Partner, Trustee, the Trust, or any other Affiliate of either Partner.

      Section 4.15. Additional Properties. The Partnership may acquire (directly or through one or more Subsidiaries) additional industrial Properties in Indiana, Ohio, Pennsylvania, New Jersey, and such other jurisdictions as may be Approved by the Partners, in accordance with the terms set forth on EXHIBIT G attached hereto or such other terms as are Approved by the Partners. The terms and conditions for any such acquisition (and any Additional Capital Contributions to be made in connection therewith) shall be contained in an Additional Portfolio Investment Agreement in substantially the form of the Initial Portfolio Investment Agreement or in such other form as may be Approved by the Partners.

      Section 4.16. Limited Liability Status Indemnity.

                  (a) The Managing Partner shall cause (i) the Partnership to comply with all applicable laws, rules and regulations governing the registration and maintenance of status as a limited liability partnership, (ii) the Subsidiary General Partner to comply with all applicable laws, rules and regulations governing the registration and maintenance of status as a limited liability company, and (iii) the Subsidiaries to comply with all applicable laws, rules and regulations governing the registration and maintenance of status as limited partnerships.

                  (b) The Managing Partner shall provide to the other Partner copies and evidence of the filing of all necessary certificates, reports and other documents required to satisfy the Managing Partner's obligations under paragraph (a) of this Section at least thirty (30) days prior to the last date on which such certificate, report or other document may be filed without penalty or loss of registration.

                  (c) If the Managing Partner receives a notice from the other Partner that the Managing Partner is in breach of its covenant under paragraph
(a) or paragraph (b) of this Section (which notice must also specify the nature of the breach of the Managing Partner's covenant under paragraph (a) or paragraph (b) of this Section), then the Managing Partner shall indemnify the other Partner and its owners, advisors, consultants, officers, directors, employees and agents (and, with respect to clauses (ii) and (iii) of paragraph
(a) of this Section, the Partnership) against, and hold such Persons harmless from (and, at the election of any such Persons, defend such Persons against), any and all loss, cost or expense that any such Persons may incur in excess of the liability such Person would have as a limited partner in a limited partnership, to the extent such excess liability (i) results from, or is in any way related to, the Managing Partner's breach of the covenant set forth in paragraph (a) above and (ii) arises from an event occurring on or after two (2) Business Days after the date on which the Managing Partner receives (or is deemed to have received) the notice of such breach from the other Partner.

                                    ARTICLE 5
                          DISTRIBUTIONS AND ALLOCATIONS

      Section 5.1. Distributions of Net Cash Flow.

                  (a) All Net Cash Flow, if any, received by the Partnership shall be distributed as follows and in the following order of priority:

                        (i) First, to the Partners on a pari passu basis with respect to the outstanding loan balances, funds necessary to pay any outstanding principal and interest on any and all Emergency Loans made pursuant to Section
3.4 hereof (with any such payments being treated, first, as a payment of interest and, second, as a repayment of principal);

                        (ii) Second, to the Partners, on a pari passu basis with respect to the outstanding loan balances, funds necessary to pay any outstanding principal and interest on any and all Default Loans made to the Partnership pursuant to Section 3.3 hereof (with any such payments being treated, first, as a payment of interest and, second, as a repayment of principal);

                        (iii) Third, to the Partners, on a pro rata basis in accordance with each Partner's Unreturned Capital Contributions, until each Partner has received distributions in an aggregate amount equal to such Partner's Preferred Amount; and

                        (iv) Fourth, the balance, if any, to the Partners in accordance with their respective Net Cash Flow Participation Percentages.

                  (b) All Net Cash Flow shall be distributed by the Partnership on no less than a monthly basis and no later than on the twentieth (20th) day of the month following the month on account of which distributions are to be made.

                  (c) The foregoing priorities for the application of Net Cash Flow are for the benefit of the Partners only and not for the benefit of any third party or creditor of the Partnership, and neither the Partnership nor any Partner shall be liable or responsible to any third party or creditor of the Partnership for any deviation from the priorities provided for hereinabove.

                  (d) Neither any Make-Whole Payment by BIT Partner to Sponsor Partner nor any payment from the Liability Account (as defined on EXHIBIT F attached hereto) by Sponsor Partner to BIT Partner shall be included in Net Cash Flow or considered in the distribution of Net Cash Flow pursuant to this Section 5.1, provided, however, that such payments shall be included in calculating the aggregate amount distributed to each Partner toward such Partner's Preferred Amount.

      Section 5.2. Distributions of Net Capital Proceeds.

                  (a) All Net Capital Proceeds, if any, realized by or available to the Partnership shall be distributed as follows and in the following order of priority:

                        (i) First, to the Partners, on a pari passu basis with respect to the outstanding loan balances, the funds necessary to pay any outstanding principal and interest on any and all Emergency Loans made pursuant to Section 3.4 hereof (with any such payments being treated, first, as a payment of interest and, second, as a repayment of principal);

                        (ii) Second, to the Partners, on a pari passu basis with respect to the outstanding loan balances, the funds necessary to pay any outstanding principal and interest on any and all Default Loans made to the Partnership pursuant to Section 3.3 hereof (with any such payments being treated, first, as a payment of interest and, second, as a repayment of principal);

                        (iii) Third, to the Partners, on a pro rata basis in accordance with each Partner's Unreturned Capital Contributions, until each Partner has received distributions in an aggregate amount equal to such Partner's Preferred Amount; and

                        (iv) Fourth, the balance, if any, to the Partners in accordance with their respective Net Capital Proceeds Participation Percentages.

                  (b) All Net Capital Proceeds shall be distributed as soon as practicable after the closing of the capital transaction which has given rise to such Net Capital Proceeds.

                  (c) The foregoing priorities for the application of Net Capital Proceeds are for the benefit of the Partners only and not for the benefit of any third party or creditor of the Partnership, and neither the Partnership nor any Partner shall be liable or responsible to any third party or creditor of the Partnership for any deviation from the priorities provided for hereinabove.

                  (d) Neither any Make-Whole Payment by BIT Partner to Sponsor Partner nor any payment from the Liability Account (as defined on EXHIBIT F attached hereto) by Sponsor Partner to BIT Partner shall be included in Net Capital Proceeds or considered in the distribution of Net Capital Proceeds pursuant to this Section 5.2, provided, however, that such payments shall be included in calculating the aggregate amount distributed to each Partner toward such Partner's Preferred Amount.

      Section 5.3. Net Income and Loss.

                  (a) Except as otherwise provided in this Article 5, Net Income, if any, for any allocation period shall be allocated in the following priority:

                        (i) First, to the Partners in proportion to, to the extent of, and in reverse order of the cumulative amount of Net Losses allocated to each such Partner under Section 5.3(b)(iii), and not previously offset pursuant to this Section 5.3(a)(i);

                        (ii) Second, 100% to the Partners to the extent of and in proportion to each such Partner's Unallocated Preferred Return; and

                        (iii) Thereafter, 60% to BIT Partner and 40% to Sponsor Partner.

                  (b) For each allocation period, except as otherwise provided in this Article 5, Net Losses shall be allocated to the Partners as follows:

                        (i) First, to the Partners in proportion to, to the extent of, and in reverse order of the cumulative amount of Net Income allocated to each such Partner pursuant to Section 5.3(a)(iii), and not previously offset pursuant to this Section 5.3(b)(i);

                        (ii) Second, 100% to the Partners in proportion to, to the extent of, and in reverse order of the cumulative amount of Net Income allocated to each such Partner pursuant to Section 5.3(a)(ii) and not previously offset by this Section 5.3(b)(ii); and

                        (iii) Thereafter, 60% to BIT Partner and 40% to Sponsor Partner.

      Section 5.4. Section 704(c) Special Allocations. Notwithstanding the foregoing provisions of Section 5.3 hereof, if any Partner contributes to the Partnership property the tax basis of which is different than its fair market value or if there is a revaluation of any Partnership property such that the book value of such property differs from its adjusted tax basis for federal income tax purposes, the allocation of income, gains, losses and deductions with respect to such property shall take into account such difference in the manner intended by Code Section 704(c) and any Treasury Regulations issued from time to time thereunder, and the Capital Accounts shall accordingly be adjusted, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) as in effect from time to time. If the Code and Treasury Regulations then in effect provide more than one method of allocation, the Managing Partner shall determine which method to apply, provided that the selected method will not result in a violation of the Fractions Rule.

      Section 5.5. Regulatory Allocations.

                  (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement (except as provided in paragraph (b) below), if there is a net decrease in Minimum Gain for a Partnership taxable year, each Partner shall be allocated, before any other allocation of Partnership items for such taxable year, items of gross income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, the amount of such Partner's share of the net decrease in Minimum Gain during such year. The income allocated pursuant to this paragraph (a) in any taxable year shall consist first of gains recognized from the disposition of property subject to one or more nonrecourse liabilities of the Partnership, and any remainder shall consist of a pro rata portion of other items of income or gain of the Partnership. It is the intent of the parties hereto that any allocation pursuant to this paragraph (a) shall constitute a "minimum gain chargeback" under Treasury Regulations Section 1.704-2(f).

                  (b) Exceptions to Section 5.5(a). The allocation otherwise required pursuant to paragraph (a) above shall not apply to a Partner to the extent that: (i) such Partner's share of the net decrease in Minimum Gain is caused by a guaranty, refinancing or other change in the instrument evidencing a nonrecourse debt of the Partnership which causes such debt to become a partially or wholly recourse debt or a Partner nonrecourse debt (as defined below), and such Partner bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for such changed debt; (ii) such Partner's share of the net decrease in Minimum Gain results from the repayment of a nonrecourse liability of the Partnership, which repayment is made using funds contributed by such Partner to the capital of the Partnership; (c) the Internal Revenue Service ("IRS"), pursuant to Treasury Regulations Section 1.704-2(f)(4), waives the requirement of such allocation in response to a request for such waiver made by the Managing Partner on behalf of the Partnership (which request the Managing Partner may or may not make, in its sole discretion, if it determines that the Partnership would be eligible therefor); or (iv) additional exceptions to the requirement of such allocation are established by revenue rulings issued by the IRS pursuant to Treasury Regulations Section 1.704-2(f)(5) and those exceptions apply to such Partner.

                  (c) Qualified Income Offset. Notwithstanding any other provision of this Agreement, no Partner shall be allocated Net Losses or deductions if the allocation causes a Partner to have an Adjusted Capital Account Deficit. If a Partner unexpectedly receives an adjustment, allocation or distribution that causes the Partner to have an Adjusted Capital Account Deficit, items of Partnership gross income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions in Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

                  (d) Gross Income Allocation. If at the end of any Partnership taxable year, a Partner has an Adjusted Capital Account Deficit, such Partner shall be specially allocated items of Partnership income or gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible.

                  (e) Partner Nonrecourse Debt. Notwithstanding any other provision of this Agreement, any item of Net Loss, deduction or expenditures described in Code Section 705(a)(2)(B) that is attributable to a Partner nonrecourse debt (as defined below) shall be allocated to those Partners that bear the economic risk of loss for such Partner nonrecourse debt, and among such Partners in accordance with the ratios in which they share such economic risk, determined in accordance with Treasury Regulations Section 1.704-2(i). For purposes of this Agreement, the term "Partner nonrecourse debt" shall have the meaning given the term "partner nonrecourse debt" in Treasury Regulations
Section 1.704-2(b)(4) and shall generally mean a nonrecourse debt of the Partnership for which any Partner bears the economic risk of loss, determined in accordance with applicable Treasury Regulations; and the identification of any item of Net Loss, deduction or expenditures attributable to a Partner nonrecourse debt shall be determined in accordance with Treasury Regulations
Section 1.704-2(i)(2). Notwithstanding any other provision of this Agreement, if there is a net decrease for a Partnership taxable year in any Partner nonrecourse debt minimum gain of the Partnership (as defined as "partner nonrecourse debt minimum gain" in Treasury Regulations Section 1.704-2(i)), each Partner with a share of such Partner nonrecourse debt minimum gain shall be allocated items of gross income and gain in the manner provided in Treasury Regulations Section 1.704-2(i)(4).

                  (f) Interpretation. The foregoing provisions of this Section
5.6 are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted consistently with this intention. Any terms used in such provisions that are not specifically defined in this Agreement shall have the meaning, if any, given such terms in the Regulations cited above.

                  (g) Curative Allocations. If any allocation of gain, income, loss, expense or any other item is made pursuant to paragraphs (a), (c), (d) or
(e) of this Section 5.5 ("THE REGULATORY ALLOCATIONS") with respect to one or more Partners ("THE DEFICIT PARTNERS"), then the balance of such items for the current and all subsequent fiscal years shall be allocated among the Partners other than the Deficit Partners as if such items were allocated among all the Partners (including the Deficit Partners) without regard to this Section 5.5, until the amount of such items that would have been allocated to the Deficit Partners but for the Regulatory Allocations equal the amount allocated to the Deficit Partners pursuant to the Regulatory Allocations.

      Section 5.6. Consistency with Fractions Rule. The allocation provisions contained in this Agreement are intended to comply with Code Section 514(c)(9)(E), and in particular the fractions rule ("FRACTIONS RULE") of Section 1.514(c)-2 of the Treasury Regulations. Therefore, the Partners agree that the allocation provisions shall be amended if the Partnership is advised by a nationally recognized law firm or accounting firm Approved by the Partners that an amendment is required to comply with the foregoing sections of the Code and Treasury Regulations, so long as such adjustment does not have a material adverse effect on any Partner (provided, however, that a Partner experiencing a material adverse effect shall have the right to waive this material adverse effect limitation). The provisions of this Section
5.6 override and supersede all other allocation provisions in this Agreement.

      Section 5.7. Section 708(b)(i) Dissolution. Notwithstanding Section 5.3, but subject to Section 5.6, in connection with the dissolution of the Partnership, Net Income or Losses shall be allocated among the Partners in such a manner that the distributions to each Partner pursuant to Section 10.3(f) shall be, to the maximum extent possible, the same amount as would distributed to such Partner if such distributions were to be governed solely by Section 5.2. Notwithstanding the preceding sentence, actual distributions made subsequent to the allocations under this Section 5.7 shall be made pursuant to Section 10.3(f).

                                    ARTICLE 6
                         BOOKS AND RECORDS; TAX MATTERS

      Section 6.1. Accounting. The Partnership shall use the calendar year as its fiscal year and shall maintain its books of account using an accrual basis method of accounting.

      Section 6.2. Partnership Funds. All funds of the Partnership shall be kept in segregated accounts or investments in the name of the Partnership and shall not be commingled with any other funds. To the extent practicable, all funds of the Partnership shall be invested in short-term U.S. government securities or bank certificates of deposit, or shall be deposited in interest-bearing bank accounts or other instruments Approved by the Partners. Any remaining funds of the Partnership shall be kept in a Partnership account or accounts in such bank or banks as shall be Approved by the Partners and shall be disbursed only on statements and vouchers approved by the Managing Partner. For purposes of the foregoing sentence, the Partners hereby approve Wachovia Bank, N.A. and Wells Fargo & Company as acceptable banks.

      Section 6.3. Statements and Budgets.

                  (a) The Managing Partner shall prepare and provide, or cause the Property Manager to prepare and provide, to the other Partner (i) reports as and when required under the Property Management Agreement, and (ii) such other reports as may be reasonably requested by BIT Partner.

                  (b) BIT Partner shall have the right at any time and from time to time to request an audit of the Partnership for any period of time, and the cost of any such audit (which is in addition to any annual audit requested by the Partnership under any Property Management Agreement) shall be paid for by BIT Partner; provided, however, that if the Managing Partner is in material default (after any applicable notice and cure period) under the terms of this Agreement, the cost shall be at the expense of the Managing Partner; provided, further, however, that in no event shall the Managing Partner be liable for payment of the cost of more than one (1) audit per fiscal year.

                  (c) The Managing Partner shall prepare and provide, or have the Property Manager prepare and provide, to BIT Partner for its written approval in accordance with Section 4.2, (i) annually, on or before November 15 prior to commencement of each Annual Period following the first Annual Period (or within thirty [30] days of the date hereof with respect to the remainder of 2003), a budget ("PROPOSED ANNUAL BUDGET") for such forthcoming Annual Period setting forth (where applicable, on a Property-by-Property basis) the estimated receipts and expenditures (capital, operating and other) of the Partnership, and reasonable reserves for contingencies, covering the sales, leasing, development and other operations of the Partnership, the Subsidiary General Partner, the Subsidiaries, and the Properties for such Annual Period. BIT Partner shall, within fifteen (15) days following the date of delivery of such Proposed Annual Budget to it, either approve or disapprove of the Proposed Annual Budget. If BIT Partner shall fail to respond within said fifteen (15) day period, it shall be deemed to have approved of the Proposed Annual Budget so provided. If BIT Partner does not approve the Proposed Annual Budget, it must provide the reasons to the Managing Partner with a reasonable amount of specificity. If BIT Partner shall not approve of the Proposed Annual Budget or any portion thereof, the Managing Partner shall be entitled in the applicable Annual Period to make expenditures, incur obligations and take such other actions in accordance with
(A) such portions of the current Proposed Annual Budget as are approved by BIT Partner, and (B) for the portions not yet approved by BIT Partner, the line item permitted expenditures set forth in the then most recently approved Annual Budget plus three percent (3%) of such previous line item amount. Any payment obligations for Permitted Expenses shall be payable by the Managing Partner irrespective of the foregoing limitations; provided, however, that for the remainder of 2003, until an Annual Budget is approved (or deemed approved) as provided above, the Annual Budget shall be deemed to be the expense amounts provided to BIT Partner by Keystone Partner for purposes of underwriting the transactions described herein.

                  (d) The Proposed Annual Budget shall include, if applicable, any proposed changes to the investment criteria set forth on EXHIBIT G. If necessary, the Executive Committee shall review and adjust such criteria quarterly and the changes to such criteria, if any, shall become part of the Annual Budget once Approved by the Partners.

                  (e) Prior to closing upon the acquisition of one or more additional Properties pursuant to an Additional Portfolio Investment Agreement, the Partners shall agree upon changes to the then-effective Annual Budget with respect to each such Property (including any increase, decrease, or reallocation among the Properties of the Capital Reserve Account). Upon the amendment of the Annual Budget in connection with the acquisition of such additional Property, the amended Annual Budget shall thereafter be subject to annual revision in accordance with paragraph (d) above.

                  (f) Prior to closing upon the disposition of one or more of the Properties in accordance with the terms of this Agreement, the Partners shall agree upon changes to the then-effective Annual Budget with respect to each such Property and the remaining Properties (including any increase, decrease, or reallocation among the Properties of the Capital Reserve Account). Upon the amendment of the Annual Budget in connection with the disposition of such Property, the amended Annual Budget shall thereafter be subject to annual revision in accordance with paragraph (d) above.

      Section 6.4. Inspection. All books of account and all other records of the Partnership (including an executed counterpart of this Agreement and all amendments hereto, and an executed counterpart of the certificates of formation of the Partnership, and all amendments to the foregoing) shall at all times be kept by the Managing Partner at the Partnership's place of business and, upon reasonable prior notice to the Managing Partner, may be inspected at any reasonable time by the other Partner and may be copied at the expense of such other Partner.

      Section 6.5. Tax Matters.

                  (a) The Managing Partner shall cause to be prepared and timely filed all federal, state and local income tax returns for the Partnership (and, if applicable, for the Subsidiary General Partner and each Subsidiary) on the accrual basis and shall furnish copies thereof to BIT Partner, with the required partnership schedules showing allocations of book and tax items.

                  (b) The Managing Partner, on behalf of the Partnership, shall cause to be filed a proper election in accordance with Code Section 709(b) (or any successor section thereto) to amortize the Partnership's organization expenses.

                  (c) The Managing Partner shall have the right, but shall not be obligated, on behalf of the Partnership and at the time and in the manner provided by Code Section 754 (or any successor section thereto) and the Treasury Regulations thereunder, to make an election to adjust the basis of Partnership property in the manner provided in Code Sections 734(b) and 743(b) (or any successor sections thereto). If such an adjustment to the tax basis of the property is made, the Capital Accounts shall be increased or decreased as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

                  (d) The Managing Partner shall file all documents necessary to elect that the Partnership be classified as a partnership for purposes of taxation under the Code (or shall omit to file any documents in a case where the Code or regulations thereunder provide that the Partnership would be classified as a partnership in the absence of any election). The Managing Partner shall file all documents necessary to elect that the Subsidiary General Partner and each Subsidiary be classified as a disregarded entity for purposes of taxation under the Code (or shall omit to file any documents in a case where the Code or regulations thereunder provide that the Subsidiary General Partner or applicable Subsidiary would be classified as a disregarded entity in the absence of any election).

      Section 6.6. Tax Matters Partner.

                  (a) The Managing Partner shall be "THE TAX MATTERS PARTNER" for Code purposes and shall use reasonable efforts to advise BIT Partner, and shall deliver to BIT Partner copies of any notices or other correspondence, regarding any audit or other matter of which the Managing Partner is notified, or becomes aware. The Managing Partner may exercise reasonable discretion in determining the manner and scope of the response to any request for information by the IRS or any other government tax agency.

                  (b) The Managing Partner may, in its discretion, retain the services of Accountant to represent the Partnership in any audit matter and may execute a power of attorney in favor of Accountant on behalf of the Partnership. Notwithstanding the foregoing, BIT Partner shall have the right to request, for cause, a revocation of the power of attorney of Accountant and/or a dismissal of Accountant (or any replacement for Accountant, from time to time), and the Managing Partner must comply with such request.

                  (c) Notwithstanding anything contained herein to the contrary, the Managing Partner shall not have the right, unless Approved by the Partners,
(i) to extend the statute of limitations with respect to the Partnership or any Partner in any matter, or (ii) to agree to any settlement of any tax matter affecting any Partner.

                  (d) The Partnership shall reimburse the Managing Partner for any and all reasonable out-of-pocket costs and expenses (including reasonable attorneys' and other professional fees) incurred by it in its capacity as the Tax Matters Partner. Except in the case of any gross negligence or willful misconduct on the part of the Managing Partner, the Partnership shall indemnify, defend, and hold the Managing Partner harmless from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees) sustained or incurred as a result of any act or decision concerning Partnership tax matters and within the scope of the Managing Partner's responsibilities as Tax Matters Partner.

      Section 6.7. Noncompliance. Subject to Section 15.1(a), if the Managing Partner fails to fulfill or perform any of its obligations under this Article 6 in any material respect, and such failure continues after the other Partner has notified the Managing Partner of such failure and the Managing Partner has failed to cure such failure within the cure period provided pursuant to Section
11.1 below, then the other Partner, in addition to any other rights or remedies it may have pursuant to this Agreement or as otherwise provided by law, may engage, at the sole expense of the Managing Partner, such independent certified public accountants and other independent advisors as it may reasonably select to enable the Partnership to cure such failure.

      Section 6.8. Appraisals.

                  (a) At the expense of BIT Partner, the Partnership shall obtain an annual appraisal of each Property conducted by one or more third-party nationally-recognized appraisal firms with significant experience in the industrial property sector of each applicable Property's operating market.

                  (b) At any time, at the request of BIT Partner, the Partnership shall obtain an appraisal of any one or more Properties (or an update of the most recent appraisal of any such Property) and provide such appraisal to BIT Partner. Such appraisal shall be at the expense of BIT Partner unless the Managing Partner is in default hereunder, in which case such appraisal shall be an expense of the Partnership.

                  (c) At any time, at the request of Sponsor Partner, the Partnership shall obtain an appraisal of any one or more Properties (or an update of the most recent appraisal of any such Property) and provide such appraisal to Sponsor Partner and BIT Partner. Such appraisal shall be at the expense of the Partnership.

      Section 6.9. Bank Accounts. Except as provided in Section 6.2 or Approved by the Partners, all funds of the Partnership will be deposited in such separate Partnership bank account or accounts as designated from time to time by the Managing Partner and approved by BIT Partner. Withdrawals from any such bank account or accounts will be made upon the signatures of such persons as are selected by the Managing Partner or the signatures of such other persons as the Managing Partner may from time to time designate. The Managing Partner shall also grant signing authority on all such Partnership bank accounts to one or more persons designated by BIT Partner; provided, however, that such persons shall not exercise such authority unless there is an Event of Default by Sponsor Partner under the terms of this Agreement following which Sponsor Partner is removed as the Managing Partner.

      Section 6.10. Tax Service.

                  (a) If approved by the Partners, the Managing Partner shall cause the Partnership to retain the services of a real estate tax service company (or companies) (a "TAX CONSULTANT"), as selected and Approved by the Partners, to contest assessments with respect to any Property.

                  (b) The Managing Partner shall provide to the other Partner an annual verification of the status of taxes and assessments for each Property. Notwithstanding the foregoing, the other Partner may, in its sole discretion, retain the services of a third party real estate tax service company (or companies), as selected in such other Partner's sole discretion, to provide verification of the status of taxes and assessments if either (i) no Tax Consultant is retained by the Partnership who is responsible (at no additional charge) for providing such information to the Partnership (in which case the expenses incurred in connection with retaining such service company shall be at the expense of such other Partner), or (ii) the Managing Partner fails to deliver such annual verification to the other Partner (in which case the expenses incurred in connection with retaining such service company shall be at the expense of the Partnership).

                                    ARTICLE 7
                       TRANSFER OF PARTNERSHIP INTERESTS;
                             WITHDRAWAL OF PARTNERS

      Section 7.1. Transfer of Sponsor Partner's Interest.

                  (a) Except for (i) transfers otherwise expressly permitted in this Section 7.1 (including paragraph 7.1(c) below), and (ii) transfers for which Sponsor Partner has obtained the prior written consent of BIT Partner (which consent may be granted or withheld in BIT Partner's sole discretion), Sponsor Partner may not sell, transfer, assign or otherwise dispose of, or mortgage, hypothecate or otherwise encumber or permit or suffer any encumbrance of all or any part of its interest in the Partnership (except if as a result of involuntary bankruptcy), and any attempt to so transfer or encumber any such interest shall be void; provided, however, that, notwithstanding the foregoing, if any transfer occurs which constitutes a violation of this Section 7.1 and either (i) such transfer does not constitute a voluntary act of Sponsor Partner, or (ii) Sponsor Partner was not aware that such transfer constituted a violation of this Section 7.1, then Sponsor Partner shall have thirty (30) days from and after the date of notice to Sponsor Partner from the Partnership or BIT Partner of such violation to cure the default. Notwithstanding such cure period, and regardless of whether a cure is effected, Sponsor Partner shall indemnify and hold harmless BIT Partner from and against any loss, claim or liability arising from such transfer.

                  (b) Nothing herein shall (i) limit the right of Sponsor Partner to engage in transactions which result in the merger or consolidation of Sponsor Partner or its Affiliates with other Persons, so long as the principal purpose of such transactions is not the avoidance of the transfer limitations in this Agreement or (ii) limit the transfer of ownership interests in Sponsor Partner or Sponsor, provided that Sponsor Partner shall at all times remain an Affiliate of Sponsor for so long as Sponsor Partner holds its partnership interests in the Partnership.

                  (c) Upon prior written notice to BIT Partner (which notice shall be accompanied by evidence sufficient to demonstrate that such transfer complies with the limitations of this Section), Sponsor Partner shall have the right to transfer its interest to an Affiliate of Sponsor Partner which at all times shall be owned and controlled (whether directly or indirectly through one or more other entities, each of which shall also meet such ownership and control requirement) one hundred percent (100%) by Sponsor, Sponsor Operating Partnership, or Sponsor Partner; provided, however, that no such transfer shall release or relieve Sponsor Partner from its obligations under this Agreement (or Sponsor Operating Partnership under the Sponsor Operating Partnership Guaranty) and Sponsor Partner (and Sponsor Operating Partnership through the Sponsor Operating Partnership Guaranty) shall remain fully liable for such obligations notwithstanding such transfer, regardless of whether such obligations arise before or after such transfer, as fully as if such transfer had not taken place.

                  (d) Any assignee of Sponsor Partner's interest in the Partnership shall take such interest subject collectively to the restrictions set forth in this Section 7.1. Any attempt to transfer or encumber any such interest in violation of this Section 7.1 shall be void.

                  (e) Sponsor Partner hereby grants BIT Partner a right of first refusal to purchase Sponsor Partner's interest in the Partnership prior to Sponsor Partner transferring or encumbering such interest (other than pursuant to paragraph 7.1(b) or (c) above). In the event of any proposed transfer or encumbrance of Sponsor Partner's interest in the Partnership (other than pursuant to paragraph 7.1(b) or (c) above), BIT Partner shall be provided with at least thirty (30) days advance notice, which notice shall include, if applicable, all the terms of the proposed transfer of Sponsor Partner's interest in the Partnership. BIT Partner shall have thirty (30) days from receipt of such notice in which to exercise its right of first refusal as to such transfer by providing notice to Sponsor Partner that BIT Partner will acquire Sponsor's Partner's interest in the Partnership in accordance with the specified terms. BIT Partner shall have thirty (30) days from issuing notice of its exercise of its right of first refusal in which to close the acquisition of Sponsor Partner's interest in the Partnership on such terms. The Partnership shall pay all costs of the acquisition of Sponsor Partner's interest by BIT Partner hereunder.

                  (f) No assignee or transferee of the whole or any portion of Sponsor Partner's interest in the Partnership (including pursuant to paragraph 7.1(c) above) will have the right to become a substituted Partner in place of its assignor or transferor unless all of the following conditions are satisfied:

                        (i) A duly executed and acknowledged instrument of assignment is delivered to BIT Partner setting forth the intention of the assignor that the assignee become a substituted Partner in its place.

                        (ii) The assignor and assignee execute and acknowledge such other instruments as may be legally necessary to effect such assignment and assumption by the assignee of all of the terms and provisions of this Agreement and the assumption of any unperformed obligation of the assignor provided that any such assignor shall not thereby be released of any of its unperformed obligations hereunder.

                        (iii) Such assignment or transfer shall not result in a termination of the Partnership pursuant to applicable provisions of the Code.

                        (iv) The assignor executes and acknowledges a promissory note and such other instruments as BIT Partner may reasonably deem necessary, in BIT Partner's reasonable judgment, to evidence the assignor's obligation to fund assignor's unfunded portion (if any) of any capital call Approved by the Partners prior to such transfer.

                        (v) The Partnership and BIT Partner have been provided with an opinion of counsel, satisfactory in form and substance to BIT Partner in its reasonable judgment, to the effect that such proposed transfer or encumbrance
(A) will not have more than a de minimis adverse tax consequence or constitute a non-exempt prohibited transaction under ERISA for the Partnership, BIT Partner, or BIT, and (B) will not violate, or cause the Partnership to violate, any Securities Laws.

                        (vi) Unless a transfer in accordance with paragraph 7.1(c) above, BIT Partner has consented to such transfer, assignment, pledge, hypothecation or other disposition.

      Section 7.2. Transfer of BIT Partner's Interest.

                  (a) Except for (i) transfers otherwise expressly permitted in this Section 7.2, and (ii) transfers for which BIT Partner has obtained the prior written consent of Sponsor Partner (which consent may be granted or withheld in Sponsor Partner's sole discretion), BIT Partner may not sell, transfer, assign or otherwise dispose of, or mortgage, hypothecate or otherwise encumber or permit or suffer any encumbrance of all or any part of its interest in the Partnership (except if as a result of involuntary bankruptcy), and any attempt to so transfer or encumber any such interest shall be void; provided, however, that, notwithstanding the foregoing, if any transfer occurs which constitutes a violation of this Section 7.2 and either (i) such transfer does not constitute a voluntary act of BIT Partner, or (ii) BIT Partner was not aware that such transfer constituted a violation of this Section 7.2, then BIT Partner shall have thirty (30) days from and after the date of notice to BIT Partner from the Partnership or Sponsor Partner of such violation to cure the default. Notwithstanding such cure period, and regardless of whether a cure is effected, BIT Partner shall indemnify and hold harmless Sponsor Partner from and against any loss, claim or liability arising from such transfer.

                  (b) Nothing herein shall limit the replacement of the Person serving as Trustee by another Person in accordance with the terms and provisions of the documents governing the Trust.

                  (c) Upon prior written notice to Sponsor Partner (which notice shall be accompanied by evidence sufficient to demonstrate that such transfer complies with the limitations of this paragraph), BIT Partner shall have the right to transfer its interest to an Affiliate of BIT Partner which at all times shall be owned and controlled (whether directly or indirectly through one or more other entities, each of which shall also meet such ownership and control requirement) one hundred percent (100%) by the Trust, either directly or acting by and through Trustee; provided, however, that no such transfer shall release or relieve BIT Partner from its obligations under this Agreement and BIT Partner shall remain fully liable for such obligations notwithstanding such transfer, regardless of whether such obligations arise before or after such transfer, as fully as if such transfer had not taken place.

                  (d) Any assignee of BIT Partner's interest in the Partnership shall take such interest subject collectively to the restrictions set forth in this Section 7.2. Any attempt to transfer or encumber any such interest in violation of this Section 7.2 shall be void.


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
                  (e) BIT Partner hereby grants Sponsor Partner a right of first refusal to purchase BIT Partner's interest in the Partnership prior to BIT Partner transferring or encumbering such interest (other than pursuant to paragraph 7.2(c) above). In the event of any proposed transfer or encumbrance of BIT Partner's interest in the Partnership (other than pursuant to paragraph 7.2(c) above), Sponsor Partner shall be provided with at least thirty (30) days advance notice, which notice shall include, if applicable, all the terms of the proposed transfer of BIT Partner's interest in the Partnership. Sponsor Partner shall have thirty (30) days from receipt of such notice in which to exercise its right of first refusal as to such transfer by providing notice to BIT Partner that Sponsor Partner will acquire BIT's Partner's interest in the Partnership in accordance with the specified terms. Sponsor Partner shall have thirty (30) days from issuing notice of its exercise of its right of first refusal in which to close the acquisition of BIT Partner's interest in the Partnership on such terms. The Partnership shall pay all costs of the acquisition of BIT Partner's interest by Sponsor Partner hereunder.

                  (f) No assignee or transferee of the whole or any portion of BIT Partner's interest in the Partnership will have the right to become a substituted Partner in place of its assignor or transferor unless all of the following conditions are satisfied:

                        (i) A duly executed and acknowledged instrument of assignment is delivered to Sponsor Partner setting forth the intention of the assignor that the assignee become a substituted Partner in its place.

                        (ii) The assignor and assignee execute and acknowledge such other instruments as may be legally necessary to effect such assignment and assumption by the assignee of all of the terms and provisions of this Agreement and the assumption of any unperformed obligation of the assignor provided that any such assignor shall not thereby be released of any of its unperformed obligations hereunder.

                        (iii) Such assignment or transfer shall not result in a termination of the Partnership pursuant to applicable provisions of the Code.

                        (iv) The assignor executes and acknowledges a promissory note and such other instruments as Sponsor Partner may reasonably deem necessary, in Sponsor Partner's reasonable judgment, to evidence the assignor's obligation to fund assignor's unfunded portion (if any) of any capital call Approved by the Partners prior to such transfer.

                        (v) The Partnership and Sponsor Partner have been provided with an opinion of counsel, satisfactory in form and substance to Sponsor Partner in its reasonable judgment, to the effect that such proposed transfer or assignment (A) will not have more than a de minimis adverse tax consequence for the Partnership or Sponsor Partner or constitute a non-exempt prohibited transaction under ERISA, and (B) will not violate, or cause the Partnership to violate, any Securities Laws.


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
                        (vi) Unless a transfer in accordance with paragraph 7.2(c) above, Sponsor Partner has consented to such transfer, assignment, pledge, hypothecation or other disposition.

      Section 7.3. Bankruptcy. In the event of the bankruptcy (as defined in Section 10.1(d) below) of a Partner, the personal representative or trustee (or successor-in-interest) of such Partner shall have the rights of the Partner in the Net Income, Net Losses, Net Cash Flow and Net Capital Proceeds of the Partnership to the extent of the interest of the Partner therein, subject to the terms and conditions of this Agreement, but shall not have any voting or other approval rights; and its estate (or successor-in-interest) shall be liable for all of its obligations as a Partner. In addition, the personal representative or trustee (or successor-in-interest) shall have the same right, if any, and subject to the same limitations, as the Partner would have had under the provisions of this Article 7 to assign the Partnership interest of the Partner; and in the event of any such assignment, the assignee may become a substituted Partner subject to the provisions of Section 7.1 or 7.2, as the case may be.

      Section 7.4. Waivers. The provisions of Sections 7.1 and 7.2 may be waived at any time and from time to time if such waiver is Approved by the Partners.

      Section 7.5. Expenses. Expenses of the Partnership or of the non-transferring Partner occasioned by such transfers of interest described in this Article 7 shall be reimbursed to the Partnership or the non-transferring Partner, as the case may be, by the transferring Partner.

      Section 7.6. Withdrawal of Partners.

                  (a) Sponsor Partner may not voluntarily withdraw, resign or retire as a Partner from the Partnership except upon the assignment of its entire interest in the Partnership (if and as permitted by this Article 7).

                  (b) BIT Partner may not voluntarily withdraw, resign or retire as a Partner from the Partnership except upon the assignment of its entire interest in the Partnership (if and as permitted by this Article 7) or upon the surrender, abandonment or other voiding of its interest pursuant to the next succeeding sentence hereof. BIT Partner may at any time, by written notice delivered to Sponsor Partner, renounce its interest in all current and future profits, losses and distributions of the Partnership, and abandon to the Partnership its capital contributions; provided, however, that any such surrender, abandonment or other voiding shall not in any case (i) cause a dissolution of the Partnership, (ii) terminate or diminish any obligations of Sponsor Partner to BIT Partner hereunder which would survive a dissolution of the Partnership, or (iii) relieve BIT Partner of a Capital Contribution funding obligation which is then outstanding.

      Section 7.7. Compliance with Loan Documents. Notwithstanding any provision of this Article 7 to the contrary, in no event shall any interest in the Partnership be transferred or encumbered without obtaining the approval thereof by the holder of any


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
mortgage or other security instrument encumbering the Property, to the extent such approval is required by the terms of such mortgage or other instrument.

                                    ARTICLE 8
                                SALE OF PROPERTY;
                              RIGHT OF FIRST OFFER

      Section 8.1. Sale of Property. The Partners hereby acknowledge and agree that (i) except pursuant to this Article 8, the Partnership shall not sell, exchange, transfer, or otherwise convey all or any portion of any Property without such action being Approved by the Partners in accordance with Section
4.2 of this Agreement; and (ii) either Partner shall have the absolute and unconditional right to direct the Partnership at any time to sell, exchange, transfer, or otherwise convey all or any portion of any Property to any person or entity in accordance with Section 8.2, subject to any limitations on such right set forth in Sections 8.2 and 8.4 hereof.

      Section 8.2. Right of First Offer.

            8.2.1. Subject to and in accordance with the remaining terms of this
Section 8.2, after the second (2nd) anniversary of the Initial Funding Date (except as otherwise provided in Section 12.1 hereof), either Partner may exercise its right to direct the Partnership to sell any one (1) Property without regard to whether such Property was identified in the then-current Annual Budget as a Property that the Partnership intends to sell. No Partner may exercise such right more than two (2) times in any year.

            8.2.2. The Partner which elects to exercise its right to direct the Partnership to sell a Property (for purposes of this Section 8.2, "THE INITIATING PARTNER") shall first deliver a notice to the other Partner (for purposes of this Section 8.2, "THE NON-INITIATING PARTNER") of such election, which notice shall identify the subject Property. The Non-Initiating Partner shall have thirty (30) days from the date on which such notice is delivered (or deemed delivered) in which to exercise its right ("THE RIGHT OF FIRST OFFER") to make a first Qualifying Offer (as defined below) for such Property ("THE FIRST OFFER"). The Initiating Partner shall notify the Non-Initiating Partner, within thirty (30) days after the delivery (or deemed delivery) of the First Offer to the Initiating Partner, whether the Partnership will accept the First Offer from the Non-Initiating Partner. If, within such period, the Initiating Partner fails to notify the Non-Initiating Partner of the Initiating Partner's acceptance or rejection of the First Offer, then the First Offer shall be deemed to have been accepted by the Initiating Partner on behalf of the Partnership. If the Initiating Partner accepts, or is deemed to have accepted, the First Offer on behalf of the Partnership, the Non-Initiating Partner shall have ninety (90) days from the delivery (or deemed delivery) of the notice of acceptance in which to acquire such Property from the Partnership on the terms of the First Offer, and the Non-Initiating Partner shall assume all non-discharged indebtedness secured by the subject Property and shall indemnify the Initiating Partner (and its owner, advisors, consultants, officers, directors, employees and agents) and the Partnership against, and hold such Persons harmless from (and, at the election of any such Persons, defend such Persons against),


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
any and all liabilities arising with respect to the subject Property accruing from and after the date such Property is transferred to the Non-Initiating Partner; provided, however, the Partnership shall remain liable for all liabilities accruing before the date such Property is transferred to the Non-Initiating Partner.

            8.2.3. If (i) the Non-Initiating Partner does not exercise its Right of First Offer, (ii) the Initiating Partner rejects the First Offer, or (iii) the Non-Initiating Partner (through no fault of the Initiating Partner) fails to acquire the Property within the time provided after the First Offer is accepted, then the Partnership shall engage a third-party broker (selected by the Initiating Partner) to solicit Qualifying Offers from third parties for such Property for a period of up to one hundred eighty (180) days.

            8.2.4. If the Non-Initiating Partner makes a First Offer that is rejected by the Initiating Partner, the Initiating Partner, acting on behalf of the Partnership, may accept a Qualifying Offer equal to or greater than ninety-seven percent (97%) of the amount of the First Offer. If the highest Qualifying Offer is less than ninety-seven percent (97%) of the amount of the First Offer, then (i) the Initiating Partner must notify the Non-Initiating Partner of such Qualifying Offer within five (5) days after receipt of the Qualifying Offer, and (ii) the Non-Initiating Partner shall have the right to purchase such Property on the terms of such highest Qualifying Offer within ninety (90) days after the delivery of the notice of such Qualifying Offer, which right shall be deemed waived unless, within thirty (30) days after the delivery of the notice of such Qualifying Offer, the Non-Initiating Partner gives notice to the Initiating Partner of the Non-Initiating Partner's election to purchase such Property on the terms of such Qualifying Offer.

            8.2.5. If the Non-Initiating Partner does not exercise its Right of First Offer, the Initiating Partner, acting on behalf of the Partnership, may accept the highest Qualifying Offer.

            8.2.6. For purposes of this Section 8.2, an offer is a "QUALIFYING OFFER" if, and only if, such offer (i) is for a fixed price payable in cash only, (ii) is not based in whole or in part on assuming any Make-Whole Loan,
(iii) will not constitute a non-exempt prohibited transaction under ERISA or the Code, (iv) will not violate or cause the Partnership to violate any Securities Laws, and (v) will not create a reasonable likelihood that any income of the Partnership allocated to BIT Partner will be taxed as UBTI.

      Section 8.3. Liquidity Provisions. Either Partner (for purposes of this
Section 8.3, "THE INITIATING PARTNER") shall have the right to direct the Partnership to liquidate its assets (provided, however, that BIT Partner may not exercise any of the rights under this Section 8.3 until after the fifth (5th) anniversary of the Initial Funding Date, except as otherwise provided under
Section 11.1 of this Agreement) by delivering a notice to the other Partner (for purposes of this Section 8.3, "THE NON-INITIATING PARTNER") that the Initiating Partner is exercising its rights under this Section 8.3. By notice to the Initiating Partner within thirty (30) days after the delivery (or deemed delivery) of the Initiating Partner's exercise notice, the Non-Initiating Partner shall determine the method for liquidating the assets of the Partnership by selecting either


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(i) the property draft method described in subsection 8.3.1 below or (ii) the marketing right method described in subsection 8.3.2 below. If the Non-Initiating Partner fails to select a liquidation method within the time allowed, liquidation shall be accomplished in accordance with the Property Draft Method described in subsection 8.3.1 below. Upon the completion of either liquidation method, the Partnership shall be dissolved, and the remaining assets of the Partnership liquidated, in accordance with the provisions of Article 10 hereof.

            8.3.1. Property Draft Method.

                  (a) Within thirty (30) days after the selection of the property draft method of liquidating the assets of the Partnership (the "VALUATION PERIOD"), each Partner shall prepare and deliver to the other Partner such Partner's determination of (i) the Appraised Gross Fair Market Value of each Property held by the Partnership or a Subsidiary, and (ii) the net asset value of each such Property resulting after deducting all debt and other liabilities relating to each Property (including any prepayment penalties or fees or assumption costs or fees which would be incurred as a result of the distribution of a Property to a Partner, and with respect to which penalties, fees or expenses the Partners agree to pursue the most economical alternative) ("THE NET VALUE"). If only one Partner provides such a list within the specified period, the values ascribed to each Property in such list shall be final for purposes of this subsection 8.3.1 and the requirements of paragraph 8.3.1(b) below shall be waived.

                  (b) Within ten (10) Business Days after the delivery of the lists of Appraised Gross Fair Market Value and Net Value pursuant to paragraph 8.3.1(a) above ("THE SELECTION PERIOD"), the Partners shall select a third-party nationally-recognized appraisal firm which (i) is licensed in each of the states where the Properties are located, (ii) has a minimum of ten (10) years experience appraising industrial properties in the counties where the Properties are located, (iii) is not an Affiliate nor has been engaged by either of the Partners or any of their Affiliates regularly or routinely as a service provider over the previous five (5) years, and (iv) is a member of The Appraisal Institute (a "QUALIFIED APPRAISER"). If the Members cannot agree upon a Qualified Appraiser within the Selection Period, then, within five (5) Business Days after the expiration of the Selection Period, each Partner shall designate a Qualified Appraiser, which Qualified Appraisers shall, on or prior to the date which is ten (10) Business Days after the expiration of the Selection Period, jointly designate a third Qualified Appraiser (provided, however, that if the two Qualified Appraisers cannot agree on a third Qualified Appraiser within such ten (10) Business Day period after the expiration of the Selection Period, then the two Qualified Appraisers shall cause the third Qualified Appraiser to be selected by the Appraisal Institute within twenty (20)


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
Business Days after the expiration of the Selection Period). If either Partner does not designate a Qualified Appraiser within the Selection Period, then the Qualified Appraiser selected by the other Partner shall choose the Appraised Gross Fair Market Value and Net Value attributable to each Property as provided below. The Qualified Appraiser designated by the Partners, designated by the Partners' Qualified Appraisers, or designated by the Appraisal Institute, as the case may be, shall have twenty (20) Business Days from and after the latest to occur of its selection or its receipt of the Members' Appraised Gross Fair Market Value and Net Value determinations ("THE ARBITRATION PERIOD") to choose the Appraised Gross Fair Market Value and Net Value which, in such Qualified Appraiser's professional judgment, most closely approximates the Appraised Gross Fair Market Value and Net Value of each Property. The Qualified Appraiser shall not average the values or determine new values for the Appraised Gross Fair Market Value or Net Value for any Property and shall be strictly limited to choosing one or the other Partner's designation of such values (absent patent error in the calculation of such values). The Qualified Appraiser's selection of one Appraised Gross Fair Market Value and Net Value for each Property from the Partners' determinations of the Appraised Gross Fair Market Value and Net Value of each Property shall be final, conclusive and binding on the Partners for the purpose of this subsection 8.3.1 and shall be delivered to the Partners on or before the expiration of the Arbitration Period by a written notice, which shall set forth the Appraised Gross Fair Market Value and Net Value of each Property (a "PRICE LIST"), which Price List shall not be subject to further review or challenge by either Partner (absent a patent error in the calculation or selection of such values).

                  (c) Within five (5) Business Days after receipt of the Price List, the Non-Initiating Partner shall deliver to the other Partner a written notice stating which Property it selects to have distributed to it (a "SELECTION NOTICE"). The other Partner shall then have three (3) Business Days after receipt of such notice to select a Property to be distributed to it and to deliver a Selection Notice to the Non-Initiating Partner. Subject to paragraph 8.3.1(d) below, this procedure shall continue with each Partner alternating delivery of Selection Notices to the other Partner every three (3) Business Days until all of the Properties have been selected or until neither Partner wishes to make a selection from the remaining unselected Properties. In the event that a Partner fails to deliver a Selection Notice to the other Partner within the allotted period, such Partner shall be deemed to have waived that selection (but only that selection) and the other Partner shall have three (3) Business Days from the expiration of the preceding three (3) Business Day period to deliver a Selection Notice to the other Partner. If, at the conclusion of this process, neither Partner has selected a particular Property, then the Partnership shall market such Property or group of Properties for sale to any Person (in accordance with subsection 8.3.2 below).

                  (d) If, at any time during the procedure set forth in paragraph 8.1.3(c) above, a selection by Sponsor Partner results in Sponsor Partner receiving Properties whose aggregate Net Values exceed the Threshold (as defined below), then Sponsor Partner shall make no further selection after the selection which causes the aggregate Net Values to exceed the Threshold, and instead, BIT Partner shall have the right to select any or all of the remaining Properties in its Selection Notice. In the event that BIT Partner selects less than all of the remaining Properties, then Sponsor Partner shall have the right to select any or all of the remaining Properties. If Sponsor Partner selects less than all of the remaining Properties, such remaining Properties shall be marketed for sale to any Person (in accordance with subsection 8.3.2 below). For purposes of this subsection, the "THRESHOLD" shall mean


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
an amount equal to the amount that Sponsor Partner would have received if all Properties were sold for cash and the Net Capital Proceeds from such sale were distributed to the Partners in accordance with Section 5.2 in amount equal to the sum of the Net Values set forth on the Price List.

                  (e) After the Partners have completed selecting the Properties (whether or not all of the Properties have been selected), the following procedure shall be followed:

                        (i) Within five (5) Business Days after the completion of the selection process, the Net Value of all of the Properties selected by each Partner ("THE DRAFT VALUE") shall be compared to the amount ("THE PROPORTIONATE VALUE") such Partner would have received on account of its Partnership Interest if all of the Properties selected by the Partners were sold for cash and the Net Capital Proceeds from such sales were distributed to the Partners in accordance with Section 5.2 in amount equal to the sum of the Net Values set forth on the Price List for such Properties. If one Partner has selected Properties whose Draft Value is in excess of such Partner's Proportionate Value (an "EXCESS"), then at the time of the distribution of the Properties to the Partners, such Partner shall make a cash payment to the other Partner in an amount equal to the Excess (a "CASH ADJUSTMENT PAYMENT"). If a Partner does not make the Cash Adjustment Payment when the Properties are to be distributed, then (A) no Properties shall be distributed, (B) such failure shall be deemed to be an Event of Default hereunder, and (C) in order to eliminate the need for the defaulting Partner to make the Cash Adjustment Payment, the non-defaulting Partner, in addition to having the right to pursue any other rights or remedies available at law or in equity, shall have the right, exercisable in its sole discretion by delivering written notice to the defaulting Partner within thirty (30) days after the date on which the Cash Adjustment Payment was to be made, to either (x) cancel the drafting process and purchase the defaulting Partner's Partnership Interest at a price equal to ninety-seven percent (97%) of such Partner's Proportionate Value based upon the Net Values set forth in the Price List, or (y) select one or more of the Properties previously selected by the defaulting Partner to be (1) distributed to the non-defaulting Partner and/or (2) marketed for sale to any Person by the Partnership as described below in subsection 8.3.2, even if such election results in the non-defaulting Partner having to make a Cash Adjustment Payment to the defaulting Partner in which case the Properties shall be distributed in accordance with such notice.

                        (ii) Any Property not selected by a Partner pursuant to this subsection 8.3.1 or which goes to market will be marketed for sale to any Person, and the proceeds of such sale(s) shall be distributed in accordance with, subsection 8.3.2. For the purpose of cash distributions under this subsection, distributions of Properties shall be treated as distributions of cash in an amount equal to the aggregate Net Values of such Properties as adjusted by any Cash Adjustment Payments made or received on the date such transfers took place and payments were made. Upon the completion of the sale of all remaining Properties, the Partnership shall be dissolved in accordance with
Article 10 of this Agreement.


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
                        (iii) Within sixty (60) days of completion of the selection of Properties as set forth above in this subsection, the Managing Partner shall cause the Properties to be distributed to the appropriate Partner, any Cash Adjustment Payment required to be made by one Partner to the other Partner shall be made, and each Partner's Capital Account shall be adjusted accordingly. Costs incurred in connection with the drafting process and distribution of Properties pursuant thereto shall be allocated as follows: (i) all survey, title and escrow costs incurred in connection with the distribution of a Property to a Partner shall be borne by the Partner receiving the applicable Property, (ii) all transfer taxes incurred in connection with the distribution of a Property to a Partner shall be borne by the Partnership and shall be paid prior to the distribution of any Net Cash Flow (or, if the Partnership does not have sufficient Net Cash Flow to pay such expenses, then such expenses shall be borne ratably by the Partners in proportion to the Partner's respective Proportionate Values), (iii) all early payment penalties or fees, or assumption costs or fees, or like charges incurred in connection with the prepayment or assumption of debt secured by Properties to be distributed shall be borne by the Partner receiving the applicable Property (with respect to which the Partners agree to pursue the most economical alternative), (iv) all costs of reviewing or renegotiating debt secured by Properties (excepting those costs set forth in clause (iii) above) shall be shared by the Partners in accordance with their respective Proportionate Values, (v) all costs of the Qualified Appraiser shall be shared by the Partners in accordance with their respective Proportionate Values, and (vi) all costs of any other Qualified Appraisers required by this subsection shall be borne by the Partner designating such Qualified Appraiser. Any Partner receiving a Property pursuant to a distribution under this Section shall, as of and after the date of the distribution of such Property, hold harmless the Partnership and the other Partner from and against any and all manner of claim arising out of or relating to that Property that the Partnership or such other Partner may suffer or incur as a result of any event that may occur after the date of such distribution (except for a claim arising as a result of the gross negligence, fraud or intentional misconduct of the Partnership or such other Partner, in which case such indemnification shall not cover the claim to the extent resulting from such gross negligence, fraud or intentional misconduct).

            8.3.2. Marketing Right Method.

                  (a) Within thirty (30) days after the selection of the marketing right method of liquidating the assets of the Partnership, the Partners shall determine the Appraised Gross Fair Market Value of each Property. If the Partner's cannot agree on the Appraised Gross Fair Market Value of any Property, the Non-Initiating Partner shall select, and the Partnership shall engage, a third-party, nationally-recognized appraisal firm or firms with significant experience within the industrial property sector in the market in which such Property is located. Absent a patent error in calculation, the Appraised Gross Fair Market Value determined by such appraisal firm or firms shall be final for purposes of this subsection 8.3.2.

                  (b) The Non-Initiating Partner shall have ninety (90) days in which to acquire all or any of the Properties from the Partnership (or the respective


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
Subsidiaries, as applicable) for a purchase price equal to the Appraised Gross Fair Market Value determined pursuant to paragraph 8.3.2(a) above. The Non-Initiating Partner shall accept and assume all liabilities arising with respect to each such Property after the conveyance, and shall indemnify and hold harmless the Partnership and other Partner therefrom. All costs of the transfer of each Property shall be borne by the Non-Initiating Partner.

                  (c) If the Non-Initiating Partner does not acquire all of the Property pursuant to paragraph 8.3.2(b) above, then the Partnership shall engage a third-party broker (selected by the Initiating Partner) to solicit Qualifying Offers (as defined below) from third parties for each remaining Property.

                  (d) The Initiating Partner, acting on behalf of the Partnership, may accept a Qualifying Offer for any Property equal to or greater than ninety-seven percent (97%) of the Appraised Gross Fair Market Value for such Property as determined pursuant to paragraph 8.3.2(a) above. If the highest Qualifying Offer for any Property is less than ninety-seven percent (97%) of the Appraised Gross Fair Market Value for such Property determined pursuant to paragraph 8.3.2(a) above, then (i) the Initiating Partner must notify the Non-Initiating Partner of such Qualifying Offer, and (ii) the Non-Initiating Partner shall have the right to purchase such Property on the terms of such highest Qualifying Offer within ninety (90) days of the delivery (or deemed delivery) of the notice of such Qualifying Offer, which right shall be deemed waived unless, within thirty (30) days after the delivery (or deemed delivery) of the notice of such Qualifying Offer, the Non-Initiating Partner gives notice to the Initiating Partner of its intention to purchase such Property on the terms of such Qualifying Offer.

                  (e) For purposes of this subsection 8.3.2, an offer is a "QUALIFYING OFFER" if, and only if, such offer (i) is for a fixed price payable in cash only, (ii) is not based in whole or in part on assuming any Make-Whole Loan, (iii) will not constitute a non-exempt prohibited transaction under ERISA or the Code, (iv) will not violate or cause the Partnership to violate any Securities Laws, and (v) will not create a reasonable likelihood that any income of the Partnership allocated to BIT Partner will be taxed as UBTI.

      Section 8.4. Limitations on Exercise.

                  (a) Notwithstanding any provision of this Article 8 to the contrary, in no event shall any Property or any interest therein be conveyed without obtaining the approval thereof by the holder of any mortgage or other security instrument encumbering such Property, to the extent such approval is required by the terms of such mortgage or other instrument.

                  (b) Notwithstanding any provision of this Article 8 to the contrary, neither Partner may separately exercise any of the rights under this
Article 8 if a Partner has initiated the sale of any Property pursuant to
Article 12 hereof.


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
                  (c) Notwithstanding any provisions of this Article 8 to the contrary, neither Partner may separately exercise any of the rights under
Section 8.2 if a Partner has initiated the liquidity provisions pursuant to
Section 8.3 hereof.

                                    ARTICLE 9
                                    INSURANCE

      Section 9.1. Coverage. The Managing Partner shall, during all times while the Partnership (or any Subsidiary) is engaged in the operation of any Property, or in any construction operations or other similar activities, cause the Partnership (or each applicable Subsidiary) to carry, at the expense of the Partnership, and require all of its contractors and subcontractors to carry, insurance in amounts, with deductibles, and from companies reasonably satisfactory to the Partners. The Partners shall evaluate and agree from time to time, as necessary, with respect to the coverages then in effect or which should be in effect, and may in their joint determination add, eliminate, expand or reduce any of the same, which determination shall include, but not be limited to, the availability of coverages at commercially reasonable rates. Notwithstanding anything to the contrary contained in this Article 9, the Partnership shall not be required to maintain any insurance coverage which is not available at commercially reasonable rates. Without limiting the generality of the foregoing (but subject to the qualifications set forth above), the Managing Partner shall maintain on behalf of the Partnership, the Subsidiary General Partner, and/or the Subsidiaries, as applicable, the following minimum coverages:

                  (a) Insurance which shall comply with the Worker's Compensation, Employer's Liability or similar laws of the State in which each Property is located;

                  (b) Commercial general liability insurance covering all operations of the Partnership (and each Subsidiary) in a minimum amount of not less than $10,000,000 per occurrence (an "occurrence" type policy) and for all such occurrences in the aggregate, including (i) coverage for personal and bodily injury, death, and property damage, and (ii) coverage for products/completed operations in an amount of not less than $2,000,000 per occurrence and for all such occurrences in the aggregate (provided, however, that the insurance required in this paragraph (b) can be met through any combination of General Liability and Excess Liability policies);

                  (c) Commercial property insurance providing "all-risk" coverage in the broadest form then reasonably available and in amounts equal to the full replacement cost of each Property (with no coinsurance or deduction for physical depreciation thereof), and also including coverage against the loss of rental income from each Property for a period of at least twelve (12) months;

                  (d) Boiler and machinery insurance covering physical damage to the Improvements on each Property and to the major components of any central


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heating, air conditioning or ventilation systems and such other equipment as the
Partners may elect to insure;

                  (e) Flood insurance for each Property (if applicable and available) in an amount reasonably determined by the Partners;

                  (f) Automobile liability insurance covering "any auto" engaged in the operations of the Partnership (and each Subsidiary); and

                  (g) For each Property, other reasonably available insurance coverages in reasonable amounts as customarily maintained for a type of property similar to such Property.

      Section 9.2. Insurance During Any Period of Construction, Repair, Restoration or Replacement.

                  (a) If not covered by the policy referenced in Section 9.1(c) above, any construction, repair, restoration or replacement of any Property shall be insured via a completed value Builder's Risk policy (non-reporting form) in the broadest form then reasonably available in an amount approved by the Partners (including coverage for 100% of soft costs).

                  (b) The Managing Partner shall require that each architect, engineer or other design professional engaged by the Partnership in connection with any construction, repair, restoration or replacement of any Property, maintain errors and omissions or similar coverages in limits and written by companies Approved by the Partners, and if such policies contain a retroactive date, that date must be no later than the date of any contract between the Managing Partner (or the Partnership or applicable Subsidiary, as the case may be) and such architect, engineer or other design professional.

      Section 9.3. Evidence of Insurance; Notices.

                  (a) The Managing Partner shall deliver to BIT Partner, promptly upon the execution and delivery of this Agreement and thereafter at least five (5) days before the expiration date of each such policy, original policies (or renewals or extensions of the insurance afforded thereby) or duplicates thereof, or binders evidencing such insurance, together with evidence of payment of the current premiums therefor (satisfactory to BIT Partner) and the Managing Partner shall deliver to BIT Partner, at least five (5) days prior to the expiration or cancellation of, or material change in, any such insurance, additional policies or duplicates thereof, or binders evidencing the renewal of such insurance with evidence of payment of the premium therefor.

                  (b) Each insurance policy of the Partnership shall contain an endorsement requiring the insurer to notify the Partnership, in writing and at least thirty (30) days in advance of any material change in the policy and of any notice of


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
cancellation; and upon its receipt of any such notice the Managing Partner shall promptly forward a copy of the same to all Partners.

                  (c) The Partners, the Property Manager, and each Affiliate involved in the ownership or operation of any Property shall be named as additional insureds. If insurance is issued in the name of a Subsidiary, the Partnership and the Subsidiary General Partner also shall be named as additional insureds.

      Section 9.4. Concerning Liability Insurance. With respect to the policies required under Section 9.1(b), the Managing Partner shall obtain endorsements thereto naming the Property Manager, each Affiliate involved in the ownership or operation of any Property, the Partners, the Trust, Trustee, and their respective directors, officers, agents and employees, and the successors and assigns of each of them, as Additional Insureds, as their interests may appear. If such insurance is issued in the name of a Subsidiary rather than in the name of the Partnership, the Partnership and the Subsidiary General Partner also shall be named as additional insureds. The coverage afforded the Additional Insureds under such policies shall be primary and non-contributory.

      Section 9.5. Miscellaneous Insurance Matters.

                  (a) Any insurance coverage required to be provided by the Managing Partner/Owner in this Section 9, shall be considered at all times to be primary insurance and any coverage carried by any Partner in its individual capacity, shall be considered excess insurance. Additionally, the Managing Partner shall require all contractors and subcontractors of the Partnership to comply fully with the Occupational Safety and Health Act of 1970, as amended from time-to-time.

                  (b) Title insurance with respect to the Land and Improvements of each Property and all other real estate of the Partnership or any Subsidiary;

      Section 9.6. Insurers. All insurance policies required under Sections 9.1 and 9.2 of this Agreement shall be purchased from, and maintained with, insurers licensed to do business as insurers in the State in which the applicable Land is located. All insurance policies required under Section 9.1(a), (b), (c) and (d), and Section 9.2(a) shall be purchased from, and maintained with, either (i) insurers having a rating of at least A-, VIII in A.M. Best Company's Key Rating Guide, or (ii) Royal Indemnity Company (so long as no material adverse change occurs in the condition or practices of Royal Indemnity Company as existing on the Initial Funding Date which would make Royal Indemnity Company a commercially unreasonable choice as an insurer).

      Section 9.7. Contravention of Insurance. The Partners shall not do anything or, to the extent within their control, permit anything to be done on or about any Property that shall impair or contravene any policies of insurance that may be carried on such Property, or any part thereof. The Managing Partner shall comply with all reasonable requirements or recommendations of each insurance underwriter with respect to management of the risks insured by such underwriter.


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
      Section 9.8. Waiver of Subrogation. All insurance policies required in this Article 9 shall contain a waiver of the insurer's rights of subrogation in favor of the applicable Subsidiary, the Partners, the Property Manager and any Affiliates of any such Persons.

                                   ARTICLE 10
                           DISSOLUTION AND TERMINATION

      Section 10.1. Dissolution.

                  (a) If an Event of Dissolution (as hereinafter defined) described in subsections 10.1(b)(ii), (v), (vi), (vii), or (viii) below shall occur, the Partnership shall be wound up and terminated as provided in this
Article 10. If an Event of Dissolution described in subsections 10.1(b)(i),
(iii) or (iv) below occurs, then the Partnership shall be wound up and terminated unless the other Partner elects to continue the Partnership, which election shall be exercised, if at all, by notice given, within ninety (90) days following the occurrence of such Event of Dissolution, to the Partner causing the Event of Dissolution. If the other Partner elects to continue the Partnership following an Event of Dissolution, and the Partner causing the Event of Dissolution is the Managing Partner, the other Partner shall designate one or more Persons to serve as the substitute Managing Partner(s) hereunder.

                  (b) The term "EVENT OF DISSOLUTION" as used herein shall mean:

                        (i) the bankruptcy, withdrawal (including a withdrawal under Section 7.6 of this Agreement), removal or dissolution of a Partner;

                        (ii) the sale of all of the Properties (including the transfer or sale of the Properties pursuant to Section 8.3 of this Agreement);

                        (iii) at the election of the non-defaulting Partner, the occurrence of a Termination Default hereunder on the part of a Partner;

                        (iv) a transfer of a Partner's interest in the Partnership in violation of Section 7.1 or 7.2 above; provided, however, that notwithstanding the foregoing, if such transfer was a violation of Section 7.1 or 7.2 above and such transfer did not constitute a voluntary act of such Partner, then the Persons involved shall have thirty (30) days from and after the date of notice to such Persons from the Partnership or the other Partner of such violation to cure the default before an Event of Dissolution shall be deemed to have occurred;

                        (v) any dissociation of a Partner (whether voluntary or involuntary, and whether a wrongful dissociation), including, without limitation, those events causing dissociation as set forth in Section 15-601 of the Act (other than those set forth at paragraphs 4(ii) and 8 of such Section 15-601 of the Act);


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
                        (vi) any event causing the dissolution of the Partnership under the Act, including, without limitation, those set forth in
Section 15-801 of the Act (provided, however, that the Partners acknowledge and agree that the Partnership is not a "partnership at will" and, therefore, neither Partner has any right or power to cause the dissolution of the Partnership under Section 15-801(1) of the Act);

                        (vii) the entry of a decree of judicial dissolution under Section 15-801 of the Act; or

                        (viii) the completion of the application of a liquidation method pursuant to Section 8.3 hereof;

provided, however, that the Partnership shall not terminate until its affairs have been wound up and its assets distributed as provided herein.

                  (c) If an Event of Dissolution described in Sections 10.1(b)(i), 10.1(b)(iii), or 10.1(b)(iv) shall occur and the other Partner shall elect to continue the Partnership pursuant to Section 10.1(a), then (i) the Partnership will continue; and (ii) in any such case the Partner causing the Event of Dissolution (or its legal representative) will continue as a Partner with the same share of Net Income and Net Losses of the Partnership and the same Participation Percentages as before such Event of Dissolution and will have all the rights of a Partner hereunder; provided, however, that such Partner (1) shall no longer be the Managing Partner (if it had been the Managing Partner), and (2) shall have no voting or approval rights granted to any Partner, provided, however, that such Partner shall continue to have (A) voting and approval rights with respect to any Special Major Decision to be exercised in accordance with Section 4.2 of this Agreement (provided, further, however, that such Partner shall not have the right to conditional consent to any Special Major Decision), and (B) the rights granted to a Partner under Section 8.3 of this Agreement.

                  (d) As used in Sections 7.1, 7.2 and 10.1(b) above, the term "BANKRUPTCY" shall mean (i) the commencement by a Partner of a voluntary case under any Chapter of the Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or the taking by a Partner of any equivalent or similar action by filing of a petition or otherwise under any other federal or state law in effect at the time relating to bankruptcy or insolvency, (ii) the filing of a petition against any Partner under any Chapter of the Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or the filing of a petition seeking any equivalent or similar relief against any Partner under any other federal or state law in effect at the time relating to bankruptcy or insolvency, in any case, which is not discharged within ninety
(90) days, (iii) the making by a Partner of a general assignment for the benefit of any of its creditors, (iv) the appointment of a receiver, trustee, custodian or similar officer for a Partner or for the property of a Partner and the failure by a Partner to secure the discharge of such receiver, trustee, custodian or similar officer within ninety (90) consecutive days from the date of appointment, or (v) the admission in writing by any Partner of any inability to pay debts generally as they become due.


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
      Section 10.2. Appointment of Liquidating Partner. Upon the dissolution of the Partnership, if the Partnership's business is not continued pursuant to
Section 10.1(a) hereof, either (a) Sponsor Partner, if dissolution was caused other than as a result of a default by Sponsor Partner or (b) BIT Partner, if dissolution was caused by a default by Sponsor Partner, shall engage an advisor to wind up the affairs of the Partnership and distribute its assets. The Partner so selected and acting hereunder from time to time ("THE LIQUIDATING PARTNER") shall be compensated for its services hereunder and shall proceed diligently to wind up the affairs of the Partnership and distribute its assets in the manner hereinafter provided.

      Section 10.3. Distributions and Other Matters. Promptly upon an Event of Dissolution, if the Partnership's business is not continued pursuant to Section 10.1(a) hereof, the Liquidating Partner will liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation as follows and in the following order of priority:

                  (a) to the payment of the debts and liabilities of the Partnership (other than those to Partners) in the order of priority provided by law; provided that the Liquidating Partner shall first pay (to the extent permitted by law) liabilities with respect to which any Partner is or may be personally liable;

                  (b) to the payment of all Make-Whole Loans, if any;

                  (c) to the payment of the debts of the Partnership to Partners for Emergency Loans and/or Default Loans on a pari passu pro rata basis (based on the then-outstanding amounts of such indebtedness);

                  (d) to the payment of the expenses of liquidation of the Partnership in the order of priority provided by law; provided that the Liquidating Partner shall first pay, to the extent permitted by law, expenses with respect to which any Partner is or may be personally liable;

                  (e) to the setting up of such reserves as the Liquidating Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership business; provided that any such reserve will be held by the Liquidating Partner for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such period as the Liquidating Partner shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; and

                  (f) then, after taking into account allocations of Net Income and Loss pursuant to Article 5 and any prior distributions of cash or property to the Partners, in accordance with the positive Capital Account balances of the Partners.

The foregoing liquidating distributions shall be made not later than (A) the last day of the taxable year in which the liquidation occurs (as determined under Regulations


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
Section 1.704-1(b)(2)(ii)(g)) or, (B) if later, the ninetieth (90th) day after the liquidation occurs.

      Section 10.4. Distributions of Property. No Partner may demand or receive property other than cash in return for its contributions, loans or advances or upon dissolution as provided herein, except if Approved by the Partners. If it becomes necessary to make a distribution of Partnership property in kind, such property shall be transferred and conveyed to the Partners and in the case of BIT Partner, to such person or entity as it shall designate, so as to vest in each of them as a tenant in common an undivided interest in the whole of said property equal to such Partner's interest in the distribution of proceeds in accordance with Section 5.2, or shall be transferred to a corporate trustee for the benefit of Sponsor Partner and BIT Partner, if any, in proportion to their interests in the distribution. If such a property distribution occurs, (i) the property distributed (or, in the case of a complete or partial redemption of a Partner, all Partnership property) shall be revalued immediately before its distribution at its gross fair market value (except that no property shall be valued at less than the amount of the nonrecourse indebtedness (or appropriate portion thereof) to which it is subject), (ii) the increase or decrease in the value of such property as compared to the value at which such property is then carried on the books of the Partnership shall be allocated among the Partners as if there were a taxable disposition of such property at such gross fair market value on such date, (iii) the Capital Accounts of the Partners shall be adjusted to take into account any Net Income or Net Loss resulting from the deemed taxable disposition, (iv) with respect to any revalued property retained within the Partnership, any Partnership depreciation, depletion, amortization, or gain or loss, as computed for tax purposes shall be allocated so as to take account of the variation between the adjusted tax basis and the book value of such property in the same manner as under Code Section 704(c).

      Section 10.5. Actions of the Liquidating Partner; Statements of Account; Articles of Cancellation.

                  (a) During the period of liquidation (which will be such reasonable time as may be required for the orderly completion of liquidation and distribution as set forth above) the Liquidating Partner, or its designee, as trustee for the benefit of all Partners as tenants in common, will take any and all action necessary or appropriate to complete such liquidation and distribution as provided in this Article 10, having for such purpose all of the powers enumerated in Article 4 appropriate to accomplish the same.

                  (b) The Liquidating Partner, or its designee, will prepare a final statement of the accounts of the Partnership as of the date of termination, and, as promptly as possible thereafter, a copy thereof will be furnished to each Partner. Such statement will set forth the actual or contemplated application and distribution of the assets of the Partnership. Upon completion of the distribution as required hereby, (i) a further statement for the period of liquidation will be so prepared by the Liquidating Partner and furnished to each Partner and (ii) the Partners (or their legal


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representatives, heirs, successors or assigns) will cause articles of dissolution and cancellation to be filed to the extent and in the manner required by the Act.

                                   ARTICLE 11
                                     DEFAULT

      Section 11.1. Defaults and Remedies. If a Partner defaults in the performance or nonperformance of any covenant or other obligation hereunder or commits fraud or misapplies funds (a "DEFAULTING PARTNER"), the other Partner ("NONDEFAULTING PARTNER") shall have the right to serve the Defaulting Partner a notice of default ("NOTICE OF DEFAULT") specifically setting forth the nature of the default and upon receipt of such notice the Defaulting Partner shall have a period of thirty (30) days to cure such default; provided, however, that if such default is also a default under applicable loan documents, the period afforded the Defaulting Partner to effect such cure shall not exceed the period permitted under such applicable loan documents. If such default is not capable of being cured within such period and can be cured within a reasonable period of time without a material adverse impact on a Property, the Partnership, the Subsidiary General Partner, any Subsidiary or the Nondefaulting Partner, and the Defaulting Partner has commenced in good faith the curing of such default within such thirty (30) day period and does thereafter prosecute such cure to completion with diligence, the Defaulting Partner shall have a reasonable period thereafter to cure such default, which period shall not exceed an additional thirty (30) days or such longer period as the Nondefaulting Partner may approve in writing in its sole discretion; provided, however, that if such default is also a default under applicable loan documents, the period afforded the Defaulting Partner to effect such cure shall not exceed the period permitted under such applicable loan documents. If the Defaulting Partner does not cure such default within the applicable period permitted to cure such default, or ceases to prosecute such cure to completion with diligence (such default, at the expiration of such period or such efforts, as the case may be, being an "EVENT OF DEFAULT" hereunder), the Nondefaulting Partner shall have the right to do one or more of the following, at the same or different times for itself and on behalf of the Partnership:

                  (a) Bring any proceeding in the nature of specific performance, injunction or other equitable remedy, it being acknowledged by each of the Partners that damages at law may be an inadequate remedy for a default or threatened breach of this Agreement;

                  (b) Bring any action at law on behalf of the Partnership as may be permitted to recover damages;

                  (c) If the Defaulting Partner is the Managing Partner and the Event of Default is a Termination Default, elect to dissolve and terminate the Partnership pursuant to Section 10.1(a) hereof;

                  (d) If the Defaulting Partner is the Managing Partner and the Event of Default is a Termination Default, elect to remove the Defaulting Partner as the


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Managing Partner by written notice to that effect given to the Defaulting
Partner, in which case the Nondefaulting Partner, or an Affiliate or designee of the Nondefaulting Partner, shall become the Managing Partner;

                  (e) If the Event of Default is a Termination Default, initiate the liquidity provisions of Section 8.3 hereof (and, if the Defaulting Partner is Sponsor Partner, BIT Partner may initiate such provisions even if on or before the fifth (5th) anniversary of the Initial Funding Date); and/or

                  (f) Take or initiate such other action and enforce such other remedies as may be available under this Agreement, at law, in equity or otherwise.

It is further agreed that the Defaulting Partner shall pay, and indemnify the Nondefaulting Partner against, all reasonable legal fees, costs and expenses, including appraisal costs, if any, lawfully and reasonably incurred by the Nondefaulting Partner in pursuing any of the remedies set forth in Sections 11.1(a) through (f) above following an Event of Default on the part of the Defaulting Partner.

      Section 11.2. Removal of Sponsor Partner as the Managing Partner. Upon removal of Sponsor Partner as the Managing Partner as above provided, Sponsor Partner shall continue as a Partner with the same Capital Account, Participation Percentage, and Net Income and Net Loss Allocation, except that (i) Sponsor Partner shall have no approval or voting rights otherwise granted to any Partner under this Agreement, provided, however, that Sponsor Partner shall continue to have (A) voting and approval rights with respect to any Special Major Decision to be exercised in accordance with Section 4.2 of this Agreement (provided, further, however, that Sponsor Partner shall not have the right to conditional consent to any Special Major Decision), and (B) the rights granted to a Partner under Section 8.3 of this Agreement, and (ii) Sponsor Partner shall not be entitled to be paid the Asset Management Fee, the Asset Acquisition Fee, or the Asset Disposition Fee.

      Section 11.3. Cross-Default. A Partner shall be in default under this Agreement (and the other Partner shall be entitled to all rights and remedies reserved under this Agreement) if such Partner defaults (subject to any applicable notice and/or opportunity to cure) under any other agreement with the Partnership, the other Partner, or any Affiliate of the other Partner in connection with the financing (whether debt or equity) of any Property (including, without limitation, any Investment Agreement or any agreement evidencing or securing any Make-Whole Loan).

                                   ARTICLE 12
                                    DEADLOCK

      Section 12.1. Prior to Third Year. On or before the second (2nd) anniversary of the Initial Funding Date, if both Partners have exhausted commercially reasonable efforts to agree on a Major Decision pertaining to a Property for a period of at least thirty (30) days, either Partner may


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
initiate the sale of such Property, but no Partner may initiate a sale pursuant to this Section 12.1 more than once in any year. Such sale shall be conducted in accordance with Section 8.2 of this Agreement (notwithstanding the initiation of such sale prior to the second (2nd) anniversary of the Initial Funding Date), except that, if the Non-Initiating Partner (as such term is defined in Section
8.2 above) exercises its Right of First Offer (as such term is defined in
Section 8.2 above), the Initiating Partner (as such term is defined in Section
8.2 above) may only accept, on behalf of the Partnership, a Qualifying Offer (as such term is defined in Section 8.2 above) equal to or greater than one hundred percent (100%) of the amount of the First Offer (as such term is defined in Section 8.2 above).

      Section 12.2. From and After Third Year. After the second (2nd) anniversary of the Initial Funding Date, either Partner may initiate the sale of a Property in accordance with, and subject to, Section 8.2 of this Agreement.

                                   ARTICLE 13
                                USE OF TRADE NAME

            If (i) neither Sponsor Partner nor any Affiliate of Sponsor Partner owns an interest in the Partnership, or (ii) neither Sponsor Partner nor any Affiliate of Sponsor Partner is the Managing Partner (notwithstanding the continued ownership of an interest in the Partnership by Sponsor Partner or an Affiliate of Sponsor Partner), then the substitute Managing Partner shall cause the Partnership and all Subsidiaries to cease to use the name "Keystone" (a) immediately as to the marketing of the Properties, and (b) as soon as practical with respect to all other uses of the name "Keystone" in connection with the Properties. Sponsor Partner agrees, for itself and its Affiliates, to cooperate with the substitute Managing Partner in its efforts to remove and cease to use the name "Keystone" in connection with the Properties.

            At all times while any Property is operated under the "Keystone" name or is managed by Sponsor Partner or an Affiliate of Sponsor Partner, such Property will be managed in all material respects in accordance with at least the same quality standards and management policies as are used by Sponsor Partner and its Affiliates in operating industrial properties which are wholly owned or otherwise managed by Sponsor Partner or its Affiliates.

            In no event shall the Partnership, the Subsidiary General Partner, or any Subsidiary use "Keystone" in its legal or registered name.

                                   ARTICLE 14
                                     NOTICES

      Section 14.1. Notices. All notices, demands or requests which any party may be required or may desire to give under this agreement (a) shall be in writing, and (b) until otherwise specified in a written notice by the respective parties or any of them, shall be sent to the parties at the respective addresses given below. Each such notice, demand


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or request (i) shall be deemed to have been properly served for all purposes if personally delivered or deposited into the United States Mail registered or certified mail, and return receipt requested, or by Federal Express or other similar overnight delivery service, postage prepaid, to its addressee at its address as set forth below; (ii) if personally delivered shall be deemed to have been received by its addressee upon delivery or refusal to accept delivery;
(iii) if so mailed by any party shall be deemed to have been received by its addressee upon receipt or refusal to accept delivery as indicated by return receipt; and (iv) if sent by Federal Express or other overnight delivery service in accordance with such service's requirements for delivery on the next business day shall be deemed to have been received by its addressee on the next business day after the day of deposit with such service. In addition, any such notice, demand or request may be sent by telefax, telex or other wire transmission (with request for assurance of receipt in a manner appropriate with respect to communications of that type, and provided that a confirmation copy is concurrently sent by a nationally recognized express courier for overnight delivery, as provided above).

             If to Sponsor Partner:

                         Keystone Operating Partnership, L.P.
                         200 Four Falls Corporate Center, Suite 208
                         West Conshohocken, Pennsylvania  19428
                         Attention:  General Counsel
                         Facsimile:  (484) 530-0131

             With a copy to:

                         Neal, Gerber & Eisenberg
                         Two North LaSalle Street, Suite 2200
                         Chicago, Illinois  60606
                         Attention:  Douglas J. Lubelchek, Esquire
                         Facsimile:  (312) 269-1747

             If to BIT Partner:

                         BIT Investment Twenty Limited Partnership
                         c/o Mercantile-Safe Deposit and Trust Company, Trustee Institutional Real Estate
                         Two Hopkins Plaza, Eighth Floor
                         Baltimore, Maryland  21201
                         Attention:  Asset Management
                         Facsimile:  (410) 237-5420


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
             With a copy to:

                         Ballard Spahr Andrews & Ingersoll, LLP
                         300 East Lombard Street, 18th Floor
                         Baltimore, Maryland  21202
                         Attention:  Raymond G. Truitt, Esquire
                         Facsimile:  (410) 528-5650

      Section 14.2. Change of Address. Either Partner may specify a different address by sending notice to the other Partner of such different address, which notice shall be effective ten (10) days after the delivery, or deemed delivery thereof, as provided in Section 14.1.

                                   ARTICLE 15
                                  MISCELLANEOUS

      Section 15.1. Exculpation and Indemnification.

                  (a) Except as may be otherwise expressly provided in any separate indemnification agreement issued by Sponsor Partner to BIT Partner, neither the Managing Partner, nor any partner, officer, director or trustee of the Managing Partner (or, at any time Sponsor Partner is the Managing Partner, Sponsor or other general partner of Sponsor Partner) shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partners for any action or failure to act taken or omitted on behalf of the Partnership in good faith and commercially reasonably believed to be within the scope of the authority conferred on the Managing Partner under this Agreement or by law unless such action constituted gross negligence, willful misconduct or a fraudulent act on the part of the Managing Partner or its Affiliates or its shareholders, partners, officers, agent or employees. Notwithstanding the foregoing, if the Managing Partner or any such other person receives any payment of funds or other benefit in violation of this Agreement, then the Managing Partner shall be liable to the Partnership and the other Partners with respect thereto. The Managing Partner will be deemed to have acted in good faith if it relies on advice of the Accountant, nationally recognized law firms, or unaffiliated engineers, or other professionals (as to advice on matters within their respective areas of expertise) who have been selected by the Managing Partner and, if otherwise required under this Agreement, Approved by the Partners.

                  (b) The Partnership, to the extent not prohibited by Section 406 or Section 410 of ERISA, shall indemnify, defend and hold harmless the Managing Partner, its Affiliates, and their respective partners, agents and employees from and against any and all loss, cost, damage, expense, claim or liability whatsoever (including reasonable attorneys' fees and litigation costs) incurred by the Managing Partner and its Affiliates (and their respective partners, agents and employees) arising out of or in connection with the authorized services rendered by the Managing Partner to the


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
Partnership, in discharge of its duties hereunder, except for its or their acts or omissions constituting fraud, willful misconduct, or gross negligence.

                  (c) If the Partnership is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's personal obligations or liabilities unrelated to the Partnership, such Partner shall indemnify, defend and reimburse the Partnership for all such loss and expense incurred, including reasonable attorneys' fees, and the interest of such Partner in the Partnership may be charged therefor.

                  (d) The Managing Partner hereby agrees to indemnify, defend and hold the Partnership and the other Partner (and its respective Affiliates, agents, officers, trustees, employees and attorneys) harmless from any liability to any third person or entity incurred by reason of any gross negligence, willful misconduct, or fraudulent act on the part of the Managing Partner or its Affiliates or its shareholders, partners, officers, agents, or employees arising out of or in connection with the services rendered by the Managing Partner relating to the ownership and operation of the Property or otherwise with respect to the affairs of the Partnership.

                  (e) Each Partner other than the Managing Partner (including, to the extent not prohibited by Section 406 or Section 410 of ERISA, BIT Partner) hereby agrees to indemnify, defend and hold the Partnership and the other Partner (and its respective Affiliates, agents, officers, trustees, employees and attorneys) harmless from any liability to any third person or entity incurred by reason of any gross negligence, willful misconduct, or fraudulent act on the part of such Partner or its Affiliates or its shareholders, partners, officers, agents, or employees arising out of or in connection with the exercise of any authority granted to such Partner under this Agreement or any action taken by such Partner on behalf of the Partnership outside the scope of authority granted to such Partner hereunder.

                  (f) Except as otherwise provided in this Agreement, the Partnership and each Partner shall have, and shall be entitled to maintain and assert, all rights, remedies and actions that it may have against any other Partner, at law, in equity, or pursuant to any Investment Agreement.

      Section 15.2. Filings. The Partners agree that they shall from time to time sign, acknowledge, and file any certificates, instruments or documents (including fictitious name certificates), as well as amendments thereto, as may be required by or be appropriate under the laws of the State of Delaware or of any other state or jurisdiction in which the Partnership is doing or intends to do business in connection with the use of the name of the Partnership by the Partnership, or otherwise in connection with the conduct of the business and affairs of the Partnership.

      Section 15.3. Inspections. Either Partner shall have the full right and privilege at reasonable times and upon reasonable prior written notice, at its own cost and expense, to inspect all or any part of the Land, Property, other Partnership property (subject to the


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rights of all tenants occupying space therein) and/or all books and records of the Partnership and all Subsidiaries.

      Section 15.4. Estoppel Certificates. Upon the request of any Partner at reasonable intervals, each Partner shall deliver to the requesting Partner a certificate stating (i) whether or not the Partnership is in full force and effect; (ii) that this Agreement has not been modified (except by any instrument or instruments identified in said certificate); and (iii) that the Partner executing such certificate is not aware of any default by the requesting Partner (or if there is such a default, the certificate shall specify the nature and extent thereof).

      Section 15.5. Remedies. Notwithstanding any other provision of this Agreement all rights and remedies of Partners provided for herein shall be deemed cumulative and not exclusive and the exercise of any one thereof shall not be deemed a waiver of any other right or remedy.

      Section 15.6. Partial Invalidity. The invalidity or unenforceability of a portion of this Agreement will not affect the validity or enforceability of the remainder hereof.

      Section 15.7. Governing Law; Successors. Except to the extent a particular provision of this Agreement relates to Federal law, this Agreement will be governed by and construed according to the laws of the State of Delaware, and will bind and inure to the benefit of the heirs, personal representatives, and permitted successors and assigns of the Partners.

      Section 15.8. Amendment. This Agreement may be amended only by the unanimous written consent of both Partners.

      Section 15.9. Execution in Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

      Section 15.10. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, date of notice, event or default from which the designated period of time begins to run will not be included. The last day of the period so counted will be included, unless it is not a Business Day, in which event the period runs until the end of the next day which is a Business Day.

      Section 15.11. Titles and Captions. All titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context hereof.

      Section 15.12. Independent Ventures. Nothing contained in this Agreement shall be deemed to restrict in any way the freedom of any Partner to conduct, independently of the Partnership, any business or other activity whatsoever, whether or not similar to or competitive with the business of the Partnership, without any accountability to the Partnership or to the other Partners.


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      Section 15.13. Non-Discrimination in Employment. The Partnership shall not discriminate against any employee or applicant for employment by the Partnership because of race, creed, color, age, sex, marital status, national origin or disability. The Managing Partner shall take action (which shall be deemed to be Approved by the Partners) to require that applicants are employed, and that employees are treated during employment, without regard to their race, creed, color, sex, age, marital status, national origin or disability. Such action shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Managing Partner agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this non-discrimination clause.

      Section 15.14. Prohibited Payments. The Partnership, its Partners, any employee or third party acting on behalf of the Partnership or the Managing Partner or any Partner in connection with conducting the affairs of the Partnership shall not make any bribes, kickbacks, or other payments regardless of form whether in money, property or services, directly or indirectly, to or for the benefit of any government official or employee, domestic or foreign, whether on the national level or a lower level such as state, county or local (in the case of a foreign government also including any level inferior to the national level) and including regulatory agencies or governmentally controlled businesses, corporations, companies or societies, for the purpose of affecting such person's action or the action of the government such person represents to obtain favorable treatment in securing business or to obtain special concessions, or to pay for business secured or special concessions obtained in the past. No money or property of the Partnership shall be paid or used or offered, nor shall the Managing Partner in connection with conducting the affairs of the Partnership directly or indirectly pay or use or offer, consent or agree to pay or use or offer any money or property of the Partnership, for or in aid of, any political party, committee or organization, or for, or in aid of, any corporation, joint-stock or other association organized or maintained for political purposes, or for, or in aid of, any candidate for political office or for nomination for such offices, or in connection with any election including referendum or constitutional amendment, or for any political purpose whatever, or for lobbying in connection with legislation or regulation thereunder, or for the reimbursement or indemnification of any person for moneys or property so used.

      Section 15.15. Entire Agreement. This Agreement and the Exhibits hereto (all of which are hereby made a part hereof and incorporated herein) and any other agreements referred to herein, contain the entire understanding between the Partners, and supersede any prior understandings and agreements between them representing the subject matter hereof.

      Section 15.16. Demands, Capital Calls, Notices, Consents and Approvals. The Partners agree that whenever this Agreement requires the consent or approval of all or any of the Partners or involves demands, capital calls and other notices, the Partners shall act diligently and with all reasonable dispatch and such consent, approval


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
or response shall not be arbitrarily or unreasonably withheld, delayed or qualified except as otherwise expressly provided in this Agreement and such demands and capital calls shall be made pursuant to proper notice as set forth in Article 14 to the designated representative in Section 4.8. In fulfilling obligations and exercising rights under this Agreement, each Partner shall cooperate with the other Partner to promote the efficient acquisition, financing, use and ownership of the Property.

      Section 15.17. Meetings. Any Partner shall have the right to call a meeting of the Partners by delivery of a notice, not less than ten (10) Business Days prior to any such meeting, to the other Partner specifying the date, time and place of such meeting, and further specifying whether such meeting shall be in person or by teleconference.

      Section 15.18. No Brokers. Each Partner shall and does hereby covenant and agree, absolutely, unconditionally and irrevocably, to indemnify and hold harmless the Partnership and the other Partner from any damage, claim, expense or loss incurred by the indemnitee by reason of any third-party brokerage or finder's agreements made by the indemnifying Partner with respect to the transactions contemplated by this Agreement, other than those expressly disclosed in an Investment Agreement, and except as may hereafter be authorized hereunder in connection with any disposition, financing or refinancing of the Property.

      Section 15.19. Waiver of Jury Trial. (A) EACH OF THE PARTNERS HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER OPPORTUNITY FOR CONSULTATION WITH INDEPENDENT COUNSEL, WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR OBLIGATIONS (I) UNDER THIS AGREEMENT, (II) ARISING FROM THE FINANCIAL RELATIONSHIP BETWEEN THE PARTIES EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT REFERRED TO HEREIN, OR (III) ARISING FROM ANY COURSE OF DEALING, COURSE OF CONDUCT, STATEMENT (VERBAL OR WRITTEN) OR ACTION OF THE PARTIES IN CONNECTION WITH SUCH FINANCIAL RELATIONSHIP; (B) NEITHER PARTNER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED; (C) THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTNERS AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS; AND (D) NO PARTNER HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTNER THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      Section 15.20. Waiver of Partition. Unless otherwise expressly authorized in this Agreement, no Partner will, either directly or indirectly, take any action to require partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership property, and notwithstanding any provisions of applicable law to the contrary, each Partner (and its legal representative, successor, or assign) hereby irrevocable waives any and all right to maintain any action for partition or to


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
compel any sale with respect to its interest in, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

      Section 15.21. Limited Liability - BIT Partner. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, (I) THE LIABILITY OF THE TRUST, BIT PARTNER, AND TRUSTEE SHALL BE LIMITED TO THE ASSETS OF THE TRUST AND BIT PARTNER, AND (II) RECOURSE FOR ANY LIABILITY OF THE TRUST, BIT PARTNER, OR TRUSTEE SHALL EXCLUDE ALL ASSETS OF (X) ALL PARTICIPATING PLANS AND (Y) TRUSTEE.

      Section 15.22. Limited Liability - Sponsor Partner. EXCEPT AS PROVIDED IN THIS SUBSECTION (ANYTHING CONTAINED ABOVE OR ELSEWHERE HEREIN TO THE CONTRARY NOTWITHSTANDING), NO PERSONAL LIABILITY OR PERSONAL DEFICIENCY JUDGMENT SHALL BE ASSERTED OR ENFORCED AGAINST ANY PARTNERS OF SPONSOR OPERATING PARTNERSHIP OR SPONSOR PARTNER, AGAINST THE TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, SHAREHOLDERS OR PRINCIPALS OF SPONSOR, SPONSOR OPERATING PARTNERSHIP, SPONSOR PARTNER, OR SUCH PARTNERS, OR AGAINST THE ASSETS OF ANY SUCH PARTIES, FOR PAYMENT OF ANY AMOUNT HEREUNDER OR FOR OBSERVANCE OR PERFORMANCE OF ANY OF THE OBLIGATIONS OF SPONSOR PARTNER OR THE PARTNERSHIP; PROVIDED, HOWEVER, THAT NOTHING CONTAINED ABOVE SHALL LIMIT THE REMEDIES AGAINST ANY SUCH PERSON FOR THEIR GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT, IN WHICH EVENT SUCH REMEDIES SHALL BE DETERMINED BY APPLICABLE LAW; PROVIDED, FURTHER, HOWEVER, THAT IN NO EVENT SHALL THERE BE ANY PERSONAL LIABILITY AGAINST ANY TRUSTEE, OFFICER, EMPLOYEE, AGENT, PARTNER, SHAREHOLDER, PRINCIPAL, OR OTHER INDIVIDUAL ACTING IN ANY CAPACITY.

      Section 15.23. Confidentiality. Except as required by applicable law or in order to enforce the terms of this Agreement, neither Partner shall disclose to any third parties (other than such Partner's counsel, advisors and investors) or to the public the terms of this Agreement, and any information subject to subsection 3.5.1 above, without the other Partner's prior written consent.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]


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
      IN WITNESS WHEREOF, the parties hereto have executed and ensealed this Agreement as of the day and year first set forth above, but effective, as between the parties, as of the Formation Date.

                                     SPONSOR PARTNER:

WITNESS:                             KEYSTONE KPJV, LP,
                                     a Delaware limited partnership

                                     By: KEYSTONE KPJV, LLC,
                                         a Delaware limited liability company,
                                         its sole general partner

                                         By: KEYSTONE OPERATING
                                             PARTNERSHIP, L.P.,
                                             a Delaware limited partnership,
                                             its sole member

                                             By: KEYSTONE PROPERTY
                                                 TRUST, a Maryland statutory
                                                 real estate investment trust,
                                                 its general partner

                                             By:  /s/ Stephen J. Butte (SEAL)
                                             --------------------------------
                                             Name:  Stephen J. Butte
                                             Title: Senior Vice President of
                                             Keystone Property Trust

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]

                                       BIT PARTNER:

WITNESS:                               BIT INVESTMENT TWENTY
                                       LIMITED PARTNERSHIP,
                                       a Maryland limited partnership

                                       By: BIT INVESTMENT TWENTY, LLC,
                                           a Maryland limited liability company,
                                           its sole general partner



                                           By:      /s/ Ardyth L. Hall (SEAL)
                                           ----------------------------------
                                           Name:    Ardyth L. Hall
                                           Title:   Vice President


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